[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
Exhibit 10.1
CONTRACT FOR SALE AND PURCHASE
OF REAL PROPERTY
SELLER:
DEERFIELD LAND CORPORATION,
a Delaware corporation,
DART INDUSTRIES, INC.,
a Delaware corporation,
TUPPERWARE U.S., INC.,
a Delaware corporation,
collectively, as Seller
PURCHASER:
O’CONNOR MANAGEMENT LLC
a Delaware limited liability company
PROPERTY:
TUPPERWARE HEADQUARTERS SALE LEASEBACK, 37 ACRE PARCEL, OSCEOLA COUNTY LAND, AND ORANGE COUNTY LAND

CONTRACT FOR SALE AND PURCHASE
OF REAL PROPERTY
THIS CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY (“Agreement”) executed as of the Effective Date by and between DEERFIELD LAND CORPORATION, a Delaware corporation (“Deerfield”), DART INDUSTRIES, INC., a Delaware corporation, and TUPPERWARE U.S., INC., a Delaware corporation (collectively, “Seller”), and O’CONNOR MANAGEMENT LLC, a Delaware limited liability company (“Purchaser”). The Effective Date shall be the last date on which Seller or Purchaser shall have executed this Agreement.
R E C I T A L S
A.    Seller is the owner of the real property located in Osceola County, Florida, more particularly described on Exhibit “A” attached hereto (the “Osceola County Land”), and Seller is also the owner of the real property located in Orange County, Florida, more particularly described on Exhibit “B” attached hereto (the “Orange County Land”, and collectively with the Osceola County Land, the “Land”);
B.    Purchaser desires to purchase the Property (defined below) from Seller and Seller desires to sell the Property to Purchaser.
C.    Seller and Purchaser have agreed that at Closing (as hereinafter defined) Purchaser shall lease to Tupperware Brands Corporation the Tupperware HQ Complex (as hereafter defined) and the Additional Land (as hereinafter defined) on which Tupperware Brands Corporation currently conducts its operations related to its global headquarters, and on which is constructed its headquarters building and other related buildings, structures, parking lots, internal roadways, and other improvements as more particularly identified on the site plan attached hereto as Exhibit “G” (the “HQ Site Plan”).
D.    To effectuate the sale/leaseback transaction described in Recital C above, Tupperware Brands Corporation (“TBC”) and Purchaser shall enter into a Lease with Purchaser, as landlord, and TBC, as tenant, on terms and conditions as more particularly set forth in this Agreement (the “Lease”).
E.    As part of the transactions contemplated by this Agreement, Seller shall assign to Purchaser all of its right, title and interest as the Class B Member (the “Membership”) of the Osceola Corporate Center Master Owners’ Association, Inc., a Florida not-for-profit corporation (the “Association”), under that certain Master Declaration of Covenants, Conditions, and Restrictions for Osceola Corporate Center recorded April 8, 2002 in Official Records Book 2030, page 219, of the public records of Osceola County, Florida, as amended, supplemented, and spread from time to time through the date hereof (the “Declaration”).
NOW THEREFORE, for and in consideration of the premises and mutual covenants hereinafter contained and in consideration of the funds paid simultaneously with the execution of this Agreement, the receipt and sufficiency of which is hereby acknowledged, Seller agrees to sell, and Purchaser agrees to buy the Property, upon the following terms and conditions.
1.Sale and Purchase. Seller hereby agrees to sell, convey, and assign to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, for the Purchase Price (as hereinafter defined) and on and subject to the terms and conditions herein set forth, the following (collectively, the “Property”):
(a)    the Land together with all right, title, and interest in any and all easements, improvements, or other rights or benefits appurtenant to or related to the Land, including, without, limitation, all water rights, utility rights, rights-of-way, roadways, parking areas, roadbeds, alleyways, reversions, internal roads, dumpster areas, retention ponds, stormwater management systems and other appurtenances and amenities serving, or used in connection with the beneficial use of, the same (collectively, the “Project”). The Land includes acreage of wetlands, conservation areas and retention ponds for related stormwater and surface water management purposes;
(b)    all of Seller’s right, title and interest in and to all now or hereafter existing (that are executed in accordance with the provisions hereof) leases of all or any portion of the Project (together with any amendments thereto, the "Project Leases"), together with all security deposits and prepaid rents, if any, being held by Seller in connection with the Project Leases;
(c)    all of Seller’s right, title and interest (i) in and to the Membership, (ii) as the “Developer” under the Declaration, and (iii) as the “Declarant” (or similar term) under any other declarations of restrictive covenants (or similar instruments) encumbering all or any portion of the Land (collectively, the “Other Declarations”);
(d)    all personal property located upon the Project which is owned by Seller and which is used in connection with and for or related to the occupancy, management and operation of the Project (collectively, the “Personalty”); provided, however, that the Personalty will exclude any furniture, trade fixtures, materials in the design center building, equipment of Seller, and any personal property owned or leased by Seller or TBC or by any affiliate of Seller or TBC and located on the Tupperware HQ Complex or Additional Land;
(e)    all of Seller’s right, title and interest in and to, and Seller’s copies of, any surveys, drawings, site plans, construction plans and specifications associated with the Project and operating manuals, warranties and guarantees covering the Project and/or the Personalty (collectively, the “Plans and Warranties”);
(f)    all of Seller’s and the Association’s right, title and interest in and to all assignable licenses, permits, approvals and consents with respect to the ownership, operation or maintenance of the Project and all development rights, allocations of development density, trips or other similar rights allocated to or attributable to the Land and any improvements constructed thereon including, without limitation, those identified on Exhibit “F” attached hereto and made a part hereof (copies of which are available as part of the Property Information) (collectively, the “Land Use Approvals and Development Rights”);
(g)    all of Seller’s right, title and interest in and to the Mitigation Credits (as hereinafter defined);
(h)    all of Seller’s right, title and interest in and to the Impact Fee Credits (as hereinafter defined);
(i)    all of Seller’s right, title and interest in and to all intangible personal property owned or possessed by Seller and used in connection with the ownership and/or development of the Project, including, without limitation, all trademarks, service marks, and domain names used in connection with the Property (collectively, the “Intangible Personal Property”); and
(j)    all of Seller’s or the Association’s right, title and interest in and to all service, maintenance, utility, management and other third party contracts relating to the Project which are set forth on Exhibit “E” attached hereto and made a part hereof (collectively, and together with any amendments thereto, the “Third Party Contracts”) that Purchaser desires to assume at Closing, as indicated by written notice given to Seller prior to the expiration of the Inspection Period.
All of the Property shall be conveyed, assigned and transferred to Purchaser at Closing (as hereinafter defined) free and clear of all liens, claims, and encumbrances except for the Permitted Exceptions (as hereinafter defined) and for taxes for the year of Closing and subsequent years which are not yet due or payable. Purchaser intends to develop and construct on the Land any uses approved under Seller’s OCC PD (hereinafter defined) and any uses approved under Seller’s Tupperware Heights PD (hereinafter defined) (hereinafter collectively referred to as the “Intended Use”).
2.    Purchase Price and Method of Payment. The total purchase price (“Purchase Price”) for the Property, and the entitlements related thereto other than the Impact Fee Credits (as hereinafter defined) which are excluded, shall be Eighty-Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($85,750,000.00). The purchase price for the Impact Fee Credits is set forth in Section 5 of this Agreement.
(a)    The Purchase Price shall be payable as follows: (a) Within two (2) business days of the Effective Date, Purchaser shall pay to Greenberg Traurig, P.A. (“Escrow Agent”) an earnest money deposit of Five Hundred Thousand and 00/100 Dollars ($500,000.00) which shall constitute the initial earnest money deposit (the “Initial Deposit”);
(b)    In the event Purchaser fails to terminate this Agreement prior to the expiration of the Inspection Period (as hereinafter defined), Purchaser shall deliver to Escrow Agent, an additional deposit in the amount of One Million Dollars ($1,000,000.00) within five (5) days after the expiration of the Inspection Period (the “Additional Deposit”, and collectively with the Initial Deposit, the “Deposit”); and
(c)    The balance of the funds totaling the Purchase Price, plus or minus any amount resulting from prorations and adjustments required by this Agreement, shall be paid by wire transfer to the Closing Agent’s (as hereinafter defined) trust account on the Closing Date. All funds payable hereunder shall be tendered in lawful money of the United States of America.
(d)    The Deposit shall be held by the Escrow Agent, with a local bank in a non-interest-bearing account. The Deposit shall, if this transaction closes, become a credit in favor of Purchaser toward payment of the Purchase Price at Closing. If this transaction shall fail to close, the disposition of the Deposit, shall be as hereinafter provided.
3.    Inspection Period.
(a)    Purchaser shall have the period from the Effective Date until June 15, 2020 (the “Inspection Period”), within which to conduct a general investigation of the Property and determine the feasibility of the Project (the “Property Inspection”). If Purchaser is not satisfied with the results of the Property Inspection or determines that it does not wish to purchase the Property, for any reason or for no reason whatsoever, in Purchaser’s sole and absolute discretion, Purchaser may elect to cancel and terminate this Agreement by transmitting written notice to Seller within the Inspection Period, whereupon Escrow Agent shall return to Purchaser the Deposit paid hereunder, and this Agreement shall be terminated and the parties shall be relieved of any further obligations hereunder which do not expressly survive termination pursuant to the provisions of this Agreement. Purchaser agrees that it shall use Harris Civil Engineers in Orlando, Florida, or whichever engineering firm is then employing Abdul Alkadry, for the civil engineering work for the Project. Purchaser agrees at Seller’s request to meet (in person or via telephone conference) on a reasonable periodic basis with the Seller during the Inspection Period to assess the progress of the due diligence and to monitor progress on any contractual deadlines occurring within such period. If Purchaser does not transmit to Seller a written notice of termination of this Agreement on or before the expiration of the Inspection Period, then this Paragraph 3(a) shall no longer apply and Purchaser shall be deemed to have accepted the Property, and all of the Initial Deposit shall automatically become non-refundable unless Seller defaults hereunder, or as otherwise provided herein. Additionally, Purchaser shall make the Additional Deposit required under Section 2(b) of this Agreement which Additional Deposit shall be non-refundable unless Seller defaults, or as otherwise provided herein.
(b)    Purchaser, during the Inspection Period, may enter upon the Property to perform such reasonable acts as are necessary in order to conduct the Property Inspection. Attached hereto as Exhibit “C” and made a part hereof are instructions provided by the Seller to Purchaser such that Purchaser can access an electronic data site which contains copies of documentation applicable to the Property (the “Property Information”). Additionally, at any time during the term of this Agreement, in the event of a reasonable request by Purchaser, Seller shall provide Purchaser with copies of or access to any and all other documents or information that Seller has in its possession or is within Seller’s control about or concerning the Property, and which is not privileged, confidential or proprietary in nature. Purchaser may make copies of the foregoing documents provided that Purchaser shall not disclose the contents of them to anyone other than Purchaser’s advisors, consultants, attorneys, professionals, or to actual or potential partners, investors, tenants or lenders, and provided further that all such copies shall be returned to Seller or destroyed if this Agreement is terminated. Purchaser may continue to enter upon the Property after the expiration of the Inspection Period provided this Agreement remains in full force and effect. Purchaser, its agents, representatives or contractors shall enter the Property at their own risk, all such entries and studies shall be at Purchaser’s cost, and Seller shall have no liability for any injuries or cost sustained by Purchaser, its agents, employees, officers, representatives or contractors, unless caused by Seller’s gross negligence or willful misconduct. Purchaser agrees the Property shall not be unnecessarily disturbed during the Property Inspection and prior to Closing and agrees to promptly repair or restore any damage to the Property caused by such entry or entries onto the Property. Purchaser shall indemnify and hold harmless Seller (and its legal representatives, successors and assigns) from and against any and all claims, liens, demands, personal injury, property damage, or liability of any nature whatsoever proximately caused by Purchaser’s (or its agents, representatives’ or contractors’) entry or entries onto the Property or activities upon the Property, unless caused by Seller’s gross negligence or willful misconduct. This indemnification shall include payment of court costs and attorneys’ fees including those incurred in appellate proceedings.
(c)    Purchaser’s indemnification obligations contained above shall survive any assignment, cancellation and termination of this Agreement.
(d)    In the event that this Agreement is terminated for any reason other than a failure, refusal or inability of Seller to perform and complete any of its obligations hereunder, Purchaser shall, within ten (10) days after such termination, deliver copies of all reports and other work generated as a result of Purchaser’s inspections of the Property in its possession to Seller (excluding any detailed architectural drawings or plans of Purchaser’s proposed buildings, any financial analyses or market studies performed by or for Purchaser, and documents which are proprietary in nature or constitute attorney/client work product). Any such reports or other items which are delivered by Purchaser to Seller pursuant to this Section 3(d) shall be delivered without representation or warranty of any kind or nature about the reports or other items or the contents thereof, or the ownership, assignability, transferability, or usefulness thereof, or about any other thing or matter whatsoever.
4.    Mitigation Credits. Purchaser hereby acknowledges that Seller has disclosed that Seller has purchased wetland mitigation credits in order to obtain various partial releases of a conservation easement, and to obtain the right to fill South Florida Water Management District (“SFWMD”) and U.S. Army Corps of Engineers (“ACOE”) jurisdictional wetlands (the collectively, the “Mitigation Credits”).
5.    Assignment of Impact Fee Credits. Purchaser hereby acknowledges that Seller has obtained transportation impact fee credits issued to it by Orange County, Florida that may be used to offset transportation impact fees for any developments located in Zone 3/3A of the Orange County Impact Fee Zone Map (“Orange County”), and has previously obtained and may obtain additional mobility fee credits issued to it by Osceola County, Florida (“Osceola County”) (collectively, the “Impact Fee Credits”). The projects on which wetlands were permitted to be filled because of the purchase of the Mitigation Credits is set forth on Schedule 28(a)(xxi) attached to this Agreement. Currently, Seller does not have any available mobility fee credits in Osceola County to assign. To the extent available to Seller and not reserved for sale to a third party purchaser pursuant to a purchase agreement executed by Seller prior to the Effective Date (each, an “Impact Fee Agreement”), Purchaser hereby agrees to purchase from Seller at Closing any and all Impact Fee Credits that have been issued to Seller by Orange County and/or by Osceola County at or prior to Closing for an amount equal to eighty percent (80%) of the face value of the Impact Fee Credits (i.e., Seller will provide Purchaser with a twenty percent (20%) discount off of the amount of such Impact Fee Credits). Purchaser hereby agrees that any future Impact Fee Credits issued to Seller after the Closing Date or made available to Seller after the Closing Date if an Impact Fee Agreement is terminated or a purchaser thereunder fails to purchase all of the reserved Impact Fee Credits (in either event, “Future Impact Fee Credits”) shall be the intangible personal property of Seller and all Future Impact Fee Credits are expressly excluded from the defined term “Intangible Personal Property” in this Agreement. Subject to this provisions of this Agreement, after Closing, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to assign to Purchaser Future Impact Fee Credits required to satisfy Purchaser’s transportation impact fee payment obligations to Orange County for the issuance of a building permit to Purchaser, and mobility fee payment obligations to Osceola County for the issuance of a building permit to Purchaser, to the extent Seller has Future Impact Fee Credits available to assign. The price Purchaser shall pay Seller for Future Impact Fee Credits in either Orange County or Osceola County shall be eighty percent (80%) of the face value of the Future Impact Fee Credits purchased. In no event shall Purchaser directly pay transportation impact fees to Orange County or mobility fees to Osceola County or purchase Impact Fee Credits from any other source, unless Purchaser shall have first made a written offer to purchase Future Impact Fee Credits from Seller, and either (i) Seller, not later than five (5) business days following its receipt of such offer to purchase, has confirmed in writing to Purchaser that Seller has no, or less than the required amount of, Future Impact Fee Credits available for sale and purchase by Purchaser or (ii) Seller fails to assign the requested Future Impact Fee Credits to Purchaser at the applicable Future Impact Fee Closing (as defined below). In the event Purchaser pays either Osceola County or Orange County the mobility fees or transportation impact fees, as applicable, instead of purchasing Future Impact Fee Credits from Seller, to the extent Seller has Future Impact Fee Credits available to sell, Purchaser shall still be liable for payment to Seller of eighty percent (80%) of the amount of the Future Impact Fee Credits needed to satisfy Purchaser’s mobility fees or transportation impact fees, as applicable, it being agreed that payment to Seller for such amount of mobility fees or transportation impact fees, payable to either Osceola County or Orange County, respectively, is a material consideration for Seller to enter into this Agreement; provided, however, that notwithstanding the foregoing, Purchaser shall not be liable to Seller for such amounts if Purchaser is permitted to directly pay transportation impact fees to Orange County or mobility fees to Osceola County or purchase Impact Fee Credits from another source pursuant to the immediately preceding sentence. Seller shall deliver the Assignment of Impact Fee Credits (as hereinafter defined) executed at Closing to either Osceola County or Orange County after Closing to evidence Purchaser’s payment of the required mobility fees or transportation impact fees, as applicable. Within ten (10) business days after Purchaser makes a written offer to purchase Future Impact Fee Credits from Seller, Seller shall assign such Future Impact Fee Credits to Purchaser and Purchaser shall pay to Seller the amounts owed in this paragraph for such Future Impact Fee Credits (the closing of each such transaction shall be referred to herein as a “Future Impact Fee Closing”). At each Future Impact Fee Closing, Seller shall deliver the Assignment of Impact Fee Credits executed with respect to the applicable Future Impact Fee Credits to either Osceola County or Orange County to evidence Purchaser’s payment of the required mobility fees or transportation impact fees, as applicable. After the purchase of the Impact Fee Credits and any Future Impact Fee Credits, Seller shall deliver to Purchaser such other reasonable documentation as may be required by applicable governmental authorities as proof or evidence that the Impact Fee Credits or such Future Impact Fee Credits have been sold and transferred and assigned by Seller to Purchaser. Notwithstanding anything herein to the contrary, without needing the prior consent of Seller, Purchaser shall be entitled to (a) designate other Persons, including, without limitation, subsequent purchasers of portions of the Property, to receive Future Impact Fee Credits purchased in accordance with this Paragraph 5, or (b) assign to such Persons its rights and obligations to receive and purchase Future Impact Fee Credits in accordance with this Paragraph 5. The provisions of this Paragraph 5 shall survive the Closing and shall not be deemed merged into the Deed at Closing.
6.    AS IS. Purchaser has or will inspect the Property and is familiar, or will become familiar with, the physical condition thereof. Except for any representations and warranties which are expressly made by the Seller in Section 28(a) or elsewhere in this Agreement, and except for any covenants, representations or warranties made by Seller in any of the documents or instruments executed and/or delivered by Seller at Closing (collectively, “Seller’s Express Warranties”), Seller has not made and does not make any representations or warranties as to the physical condition, operational status, quality of construction of any improvements, expenses, operation, maintenance, profits, rents, loss or use to which the Property or any part thereof may be put, or any other matter or thing affecting or pertaining to the Property, and Purchaser expressly acknowledges and agrees at Closing to take the same “AS-IS”, “WHERE IS” and “WITH ALL FAULTS” as of the Closing Date. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged into this Agreement and that neither party is relying upon any statements or representations not embodied in this Agreement made by the other and Purchaser hereby expressly acknowledges that it has not relied upon any information or other statements or representations with respect to the Property. Any such statements or other communications between Seller and Purchaser with respect to the Property which is the subject matter hereof other than Seller’s Express Warranties have been received by Purchaser solely for its own convenience, and Purchaser acknowledges that it has not and will not rely thereon. Purchaser acknowledges that Seller has afforded or will afford Purchaser the opportunity for a full and complete investigation, examination and inspection of the Property and all matters and items relating thereto or connected therewith. There are no express or implied warranties given to Purchaser with respect to the construction of any improvements comprising the Property, and Seller does hereby disclaim any and all warranties of merchantability and fitness from Seller to Purchaser with regard to the improvements included in this sale. The provisions of this section shall survive the Closing.
7.    Closing.
(a)    The closing (“Closing”) of the sale of the Property by Seller to Purchaser shall occur on or before June 25, 2020 (the “Closing Date”). Notwithstanding the foregoing, Seller’s obligation to close, including TBC’s obligation to guaranty the indemnification obligations of Seller pursuant to Section 28(c) hereof, is conditioned upon Seller obtaining the approval of the Board of Directors of Tupperware Brands Corporation as a condition precedent to Closing (the “Board Approval Condition”). If the Board Approval Condition is not satisfied by May 20, 2020, then Seller has the right to terminate this Agreement upon written notice to Purchaser delivered on or prior to May 20, 2020 (whereupon Escrow Agent shall return to Purchaser the Deposit paid hereunder and this Agreement shall be terminated and the parties shall be relieved of any further obligations hereunder which do not expressly survive termination pursuant to the provisions of this Agreement), and in the event Seller fails to timely terminate this Agreement pursuant to this sentence, then the Board Approval Condition shall be deemed to have been waived by Seller. Seller or Purchaser, at their own option, may execute the closing documents before the Closing Date and forward same to the Escrow Agent by courier or other means, provided that all closing documents are received by the Escrow Agent on or before the Closing Date.
(b)    At the Closing, the following shall occur:
(i)    Purchaser, at its sole cost and expense, shall deliver or cause to be delivered at Closing the following:
(1)    The balance of the Purchase Price as set forth in Section 2 hereof, subject to prorations, adjustments and credits as described in this Agreement;
(2)    The Assignment and Assumption of Contracts (as hereinafter defined);
(3)    The Assignment and Assumption of Land Use Approvals and Development Rights (as hereinafter defined);
(4)    The Lease (as hereinafter defined);
(5)    Memorandum of Lease;
(6)    The Assignment and Assumption of Project Leases (as hereinafter defined);
(7)    The Assignment of Impact Fee Credits (as hereinafter defined);
(8)    The Assignment of Declarant’s Rights (as hereinafter defined);
(9)    The Assignment of Developer’s Rights (as hereinafter defined);
(10)    The Termination of Purchase Contracts (as hereinafter defined), if applicable;
(11)    The Termination of DPA and DPA Memorandum (as hereinafter defined); and
(12)    Execute and deliver or obtain for delivery any instruments required by this Agreement or reasonably necessary to close this transaction, including, by way of example but not limitation, corporate certificates and resolutions, closing statements, affidavits and delivery of instruments reasonably required by the Title Agent (as hereinafter defined).
(ii)    Seller, at its sole cost and expense, shall execute and/or deliver or cause to be delivered to Purchaser the following:
(1)    Special Warranty Deed fully executed and acknowledged by Seller, conveying to Purchaser the Property (the “Deed”), subject only to (a) real estate taxes for the year of Closing, which are not yet due and payable, and subsequent years; (b) zoning and use restrictions in effect or which may hereafter come into existence due to governmental action; (c) the Prohibited Uses (as defined in Section 20 below); and (d) the Permitted Exceptions;
(2)    Affidavit attesting to the absence of any claims of lien or potential lienors known to Seller and further attesting that there have been no improvements or repairs to the Property which remain unpaid for ninety (90) days immediately preceding the date of Closing;
(3)    Evidence reasonably satisfactory to Purchaser and the Title Agent that the person(s) executing the closing documents on behalf of Seller has full right, power and authority to do so;
(4)    Execute and deliver or obtain for delivery any other instruments required by this Agreement or reasonably necessary to close this transaction, including, by way of example but not limitation, closing statements, releases, affidavits and delivery of instruments reasonably required by the Title Agent;
(5)    The Assignment of Mitigation Credits (as hereinafter defiend);
(6)    The Assignment of Impact Fee Credits (as hereinafter defined);
(7)    The Assignment and Assumption of Contracts;
(8)    The Assignment and Assumption of Land Use Approvals and Development Rights;
(9)    The Bill of Sale;
(10)    Memorandum of Lease;
(11)    The Lease;
(12)    Copies of the Plans and Warranties in Seller’s possession or under its control;
(13)    The Assignment and Assumption of Project Leases;
(14)    The Assignment of Declarant’s Rights;
(15)    The Assignment of Developer’s Rights;
(16)    The Termination of Purchase Contracts, if applicable;
(17)    The Termination of DPA and DPA Memorandum;
(18)    The Estoppel Certificates and SNDAs (as hereinafter defined), to the extent not previously delivered to Purchaser;
(19)    The original executed Project Leases, together with all amendments and guaranties thereof; and
(20)    A bring down certificate stating to Purchaser that the representations and warranties set forth in Section 28(a) of this Agreement are true and correct as of the Closing Date in all material respects.
(c)    Upon completion of the Closing, (i) Seller shall deliver to Purchaser possession of the Property; and (ii) Escrow Agent shall promptly record the Deed, the mortgage and any other applicable closing documents upon confirmation of clearance of all funds, all in accordance with escrow closing instructions from the Seller and Purchaser.
(d)    Seller (or any entity comprising Seller that owns fee simple title to any portion of the Project, as applicable) will deliver to Purchaser at Closing a completed and sworn Non-Foreign Affidavit in the form set forth on Exhibit “D” and a Title Affidavit in form and substance customary for the area and adequate for the Title Company to insure the gap and delete the standard printed exceptions (provided that to the extent there are any matters reflected on the Survey delivered by Seller to the Title Company, those matters will be listed as title exceptions on the Commitment). Seller (or any entity comprising Seller that owns fee simple title to any portion of the Project, as applicable) shall also take such actions, and obtain, execute and/or deliver such undertakings, documents, instruments, affidavits or agreements as may be necessary in order to satisfy all of the requirements set forth in Section B‑1 of the Commitment which are Seller’s responsibility.
(e)    [RESERVED];
(f)    At Closing, Seller and Purchaser shall enter into an Assignment and Assumption of Contracts, pursuant to which Seller shall assign all of its rights and obligations under the Third Party Contracts that Purchaser desires to assume at Closing, as of the Closing Date, and Purchaser shall assume, agree to perform and abide by the terms and conditions thereof, on and after the Closing Date (the “Assignment and Assumption of Contracts”). The form of the Assignment and Assumption of Contracts shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date. Any contracts not elected to be assumed by Purchaser hereunder shall be terminated by Seller prior to Closing, and Seller shall deliver evidence of such termination to Purchaser at Closing.
(g)    At Closing, Seller, the Association, and Purchaser shall execute and record an Assignment and Assumption of Land Use Approvals and Development Rights, pursuant to which Seller and the Association, as applicable, shall assign all of their rights and obligations under the Land Use Approvals and Development Rights, as of the Closing Date, and Purchaser shall assume, agree to perform and abide by the terms and conditions thereof, on and after the Closing Date (the “Assignment and Assumption of Land Use Approvals and Development Rights”) The form of the Assignment and Assumption of Land Use Approvals and Development Rights shall be agreed upon between Seller, the Association and Purchaser within thirty (30) days of the Effective Date.
(h)    At Closing, Seller and Purchaser shall execute and record an Assignment of Declarant’s Rights under the Other Declarations, which shall be in recordable form (and recorded at Closing) and properly witnessed and notarized (the “Assignment of Declarant’s Rights”), pursuant to which Seller will assign all of its rights and obligations as the Declarant (or similar term) under the Other Declarations and Purchaser shall assume all of such rights and obligations and shall acknowledge that it is the successor “Declarant” (or similar term) under such Other Declarations. The form of the Assignment of Declarant’s Rights shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date
(i)    At Closing, Seller and Purchaser shall execute and record an Assignment of Developer’s Rights with respect to the Association, which shall be in recordable form and recorded at Closing (the “Assignment of Developer’s Rights”) and will provide for the assignment of Seller’s rights as the Developer under the Association’s organizational documents and the Declaration (which shall be amended to effectuate the assignment by Seller and the assumption of Purchaser as the “Successor Developer” thereunder), including, without limitation, an assignment of the Membership, and Purchaser shall assume all of Seller’s rights as the Developer with respect to the Association and will become the successor “Developer” under the Declaration. The form of the Assignment of Developer’s Rights shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date.
(j)    At Closing, Tupperware Brands Corporation and Purchaser shall enter into the Lease, whereby Purchaser, as landlord, will lease back to Tupperware Brands Corporation, as tenant, the Tupperware HQ Complex (the “Lease”). At Closing, Seller and Purchaser shall record a Memorandum of the Lease in form and content to be agreed upon within thirty (30) days after the Effective Date (the “Memorandum of Lease”). The form of the Lease and Memorandum of Lease will be negotiated in good faith and agreed upon with thirty (30) days after the Effective Date; provided, however, in the event Purchaser and Seller have not agreed upon the form of the Lease within such thirty (30) day period, either party may terminate this Agreement upon which the Deposit shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations under this Agreement which do not expressly survive the termination of this Agreement. Purchaser and Seller hereby agree that the Lease will contain at a minimum the following required terms and conditions:
(i)    The Lease shall have a term of ten (10) years;
(ii)    The Lease shall provide for renewal options and/or options to purchase the real property and all improvements and fixtures thereon that are leased to Seller or constructed on the real property by Seller at the end of the ten (10) year term of the Lease. The terms, conditions, and rights for the end of terms options shall be mutually agreed upon during the Lease negotiation process;
(iii)    The initial Base Rent, for the first three (3) lease years shall be Fifteen Dollars ($15.00) per annum per square foot of the gross leasable space in the buildings on the leased premises which aggregate amount is 216,356 gross leasable square footage. Commencing with the fourth lease year under the Lease, the Base Rent shall increase annually by the amount of two and one-half percent (2.5%) of the Base Rent for the previous lease year and continuing until the tenth lease year under the Lease;
(iv)    The Lease shall be a triple net lease (NNN Lease) such that Seller, as the tenant, will be responsible for maintaining and repairing all exteriors, roofs, and interiors of all buildings constructed on the leased premises with Purchaser, as landlord, having no obligation to maintain or repair any portions of the buildings (whether exterior, interior or related to any mechanical systems, plumbing, electricity and water pipes), and Seller shall also be responsible for the payment of all real property taxes, sales tax on the rent, and the cost of the insurance premiums applicable to the leased premises;
(v)    For twelve (12) months after the Closing Date, the leased premises shall include both the Tupperware HQ Complex parcel and a parcel of additional undeveloped land consisting of ± 37 acres (the “Additional Land”), which Additional Land is depicted on the HQ Site Plan and legally described on Exhibit “A-2” attached hereto as part of the Osceola County Land and which Additional Land shall not be subject to Base Rent. As of the Effective Date, TBC conducts a portion of its operations on the Additional Land. The Additional Land is contiguous to the approximately sixty (60) acre parcel of the lease premises constituting the Tupperware HQ Complex and is located between and to the south of the Tupperware HQ Complex and in between the Osceola County High School of the Arts. During such twelve (12) month period, Seller shall consolidate all of its current operations onto the Tupperware HQ Complex, and the Lease and the Memorandum of Lease shall be amended to release and remove the Additional Land at the end of such twelve (12) month period;
(vi)    The Lease shall provide Seller, as tenant, with the right to construct and install additional structures, improvements, and fixtures on the Tupperware HQ Complex and to make alterations to the existing improvements located thereon, upon terms of approval to be agreed upon in the Lease, and otherwise subject to the terms and conditions set forth in the Lease;
(vii)    The Lease will allow Seller, as tenant, upon terms of approval to be agreed upon in the Lease, to sublease portions of the improvements, structures, and fixtures to third party sublessees, and all rent under any subleases will be paid to and retained by Seller for its own account; and
(viii)    The Lease will provide that the Base Rent will be reduced, upon a formula to be set forth in the Lease, in the event Purchaser, as landlord, exercises its rights to sever any of the Land leased to Seller pursuant to the exercise of its rights under Section 34 of this Agreement.
(k)    At Closing, Seller and Purchaser shall enter into an Assignment and Assumption of Project Leases, pursuant to which Seller shall assign all of its rights and obligations under the Project Leases, together with all security deposits and prepaid rents, if any, being held by Seller in connection with the Project Leases, as of the Closing Date, and Purchaser shall assume, agree to perform and abide by the terms and conditions thereof, on and after the Closing Date (the “Assignment and Assumption of Project Leases”). The form of the Assignment and Assumption of Project Leases shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date.
(l)    At Closing, Seller shall assign to Purchaser all of its rights in the Personalty, the Plans and Warranties and the Intangible Personal Property pursuant to the Bill of Sale (the “Bill of Sale”). The form of the Bill of Sale shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date.
(m)    At Closing, Seller shall execute an assignment of Impact Fee Credits for any Impact Fee Credits purchased by Purchaser at Closing (the “Assignment of Impact Fee Credits”). The form of the Assignment of Impact Fee Credits shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date and will be used to assign any Future Impact Fee Credits sold to Purchaser after the Closing Date.
(n)    At Closing, Seller shall execute an instrument that assigns to Purchaser all of its rights in the Mitigation Credits (the “Assignment of Mitigation Credits”). The form of the Assignment of Mitigation Credits shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date.
(o)    At Closing, Seller and Purchaser shall terminate (and shall cause their respective affiliates to terminate) those Purchase Contracts that have not closed as of the Closing (the “Termination of Purchase Contracts”). At Closing, the earnest money deposits paid under the Purchase Contracts shall be credited to Purchaser and applied by Escrow Agent (as the escrow agent under the Trailside South Contract and the closing agent under this Agreement) to the amounts due from Purchaser at Closing under this Agreement. The form of the Termination of Purchase Contracts shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date.
(p)    At Closing, Deerfield and Purchaser shall terminate that certain Development Pipeline Agreement entered into between Deerfield and Purchaser as of February 5, 2020 and that certain Memorandum of Development Pipeline Agreement recorded in Official Records Book 5671, Page 1686 of the Public Records of Osceola County, Florida (the “Termination of DPA and DPA Memorandum”) and record the same at Closing. The form of the Termination of DPA and DPA Memorandum shall be agreed upon between Seller and Purchaser within thirty (30) days of the Effective Date.
(q)    At Closing, Seller shall (i) cause all officers and directors of the Association to resign in writing (and deliver copies of such resignations to Purchaser), and (ii) file with the Secretary of State of the State of Florida an amendment to the Articles of Incorporation of the Association reflecting the new address of the Association, the foregoing resignations and the appointment of replacement officers and directors (and Purchaser shall notify Seller of such address and the identity of the replacement officers and directors prior to Closing).
(r)    At Closing, Seller and Purchaser shall execute such other documents as are expressly required to be delivered under the terms of this Agreement, or as may be required by the Title Company issuing the Commitment (including, without limitation, any documents or instruments required to satisfy or comply with the requirements set forth in Schedule B-Section 1 of the Commitment, and any reasonably requested affidavits the Title Company may require in order to insure the gap and delete the standard form “parties in possession” and “mechanic’s lien” title exceptions) or as may be reasonably necessary to carry out the terms and intent of this Agreement or which are reasonably required in order to effectuate the Closing.
(s)    With respect to all documents and instruments described in this Agreement that must be negotiated and approved by the parties hereto after the Effective Date, the parties hereto hereby agree that they shall negotiate such documents in good faith and shall attempt to reach an acceptable agreement as to the form and substance of any such document or instrument diligently, and with the exercise of commercial reasonableness. In the event that, after good faith, diligent and commercially reasonable negotiation, the parties hereto are unable to agree upon the form and substance of any such document or instrument on or before the expiration of the Inspection Period or the applicable approval deadline, as applicable, the Purchaser shall have the option to either: (i) terminate this Agreement and receive a refund of the Deposit, and neither party shall have any further liability hereunder to the other party, except for those obligations which by their terms expressly survive the termination of this Agreement; or (ii) accept a version substantially similar to the Seller’s last proposed form of such document or instrument. As representatives of Seller control the Association prior to Closing, Seller shall cause the Association to perform all obligations required to be performed by the Association under this Agreement.
8.    Evidence of Title and Title Insurance.
(a)    On or before twenty (20) days after the Effective Date, Seller shall obtain and provide to Purchaser, at Seller’s expense not to exceed the minimum promulgated rate set forth by the Insurance Commissioner of the State of Florida a title insurance commitment for an ALTA Form B marketability policy issued by Fidelity National Title Insurance Company (the “Title Company”), with Greenberg Traurig, P.A., as the title agent (the “Title Agent”) in the full amount of the Purchase Price (the “Commitment”), together with legible copies of the deed, or other documents vesting title in the Seller, and any and all documents or instruments referred to in Schedule B, Sections 1 and/or 2 of the Commitment. At the Closing, Title Company shall deliver an endorsement to, or “mark-up” of, the Commitment deleting all Schedule B-I requirements, all standard exceptions except taxes for the current year not then due and payable and except for the standard printed survey exception for easements, encroachments and other matters a correct survey would show (provided, however, Purchaser acknowledges that the standard preprinted survey exception can be deleted upon delivery by Purchaser to Title Company of the Survey (as hereinafter defined) of the Property acceptable to the Title Company, and to the extent there are any matters reflected on the Survey, those matters will be listed as title exceptions on the marked Commitment and on the title policy issued after Closing), and the “gap” exceptions.
(b)    If the Commitment or the Survey contains any exceptions or show any matters which render title unmarketable or adversely affect the value of the Property or Purchaser’s Intended Use of the Property as determined by Purchaser in its sole discretion, Purchaser shall deliver written notice to Seller specifying the exceptions that render title unmarketable or objectionable to Purchaser and stating the reasons for such objections (the “Title Objection Notice”). The Title Objection Notice shall be given no later than ten (10) days following Purchaser’s receipt of the later of the Commitment or the Survey, or Purchaser shall be deemed to have waived all objections to the Commitment, the Survey, and the title to the Property other than “Monetary Liens” (as defined below), which Monetary Liens must be paid, satisfied, discharged or otherwise removed from title to the Property by Seller whether objection is made thereto by Purchaser or not and notices of commencement affecting the Property (“Notices of Commencement”), which notices of commencement must be terminated by Seller whether objection is made thereby by Purchaser or not. Upon receipt of the Title Objection Notice, Seller shall have until five (5) days in which to either (i) notify Purchaser that it will cure any of such title objections and the steps it will take to do so; (ii) cure such objections; or (iii) notify Purchaser that it elects not to cure any of such objections, all in its sole discretion. Failure to respond to the Title Objection Notice within such period shall mean that Seller has elected not to cure such objections. Notwithstanding the foregoing, Seller shall (i) cure or cause any mortgages, judgments, special assessments for improvement liens or other encumbrances against the Property which secure and/or may be satisfied, discharged or be removed by the payment of a definite or ascertainable sum of money (“Monetary Liens”) against the Property and which shall be satisfied, discharged and/or otherwise removed from title to the Property and from the Commitment at or prior to Closing, and (ii) terminate any Notices of Commencement so that the same are removed from title to the Property and from the Commitment at or prior to Closing.
(c)    If Seller either elects (or is deemed to have elected) not to remove or fails to remove any such objections of which it notifies Purchaser it intends to remove on or before one (1) day prior to the Closing Date, Purchaser may elect by giving written notice to Seller, which notice must be transmitted to Seller on or before the date that is five (5) days after such election (or deemed election) or failure to remove, either to (i) reject title as it then exists and terminate this Agreement and thereupon be entitled to a return of the Deposit, (ii) if the uncured objection is a Monetary Lien, proceed to Closing and require payment and satisfaction, discharge and/or removal from title of such unsatisfied Monetary Lien at Closing and from the proceeds thereof, or (iii) waive such objections and proceed with the Closing and accept the Property subject to such exceptions without reduction of the Purchase Price, and all such exceptions so waived or otherwise accepted by Purchaser shall hereinafter constitute “Permitted Exceptions”. In no event shall Seller be required to commence litigation, make any payments, or perform any other acts to remove title defects, except with respect to Monetary Liens. In the event that Purchaser elects option (i) above, upon return of the Deposit to Purchaser pursuant to said clause (i) above, this Agreement shall cease and terminate and the parties shall have no further rights, duties, or obligations under this Agreement, except for those rights, duties and obligations that specifically survive termination of this Agreement. If Purchaser fails to properly transmit any notice by the required date, Purchaser shall be deemed to have waived the objections to such exceptions (other than Monetary Liens and Notices of Commencement) and shall proceed to the Closing as provided by this Agreement and to take title subject to such items which shall be deemed Permitted Exceptions. Under no circumstances whatsoever shall a Monetary Lien or a Notice of Commencement ever become or be deemed to have become a Permitted Exception without Purchaser’s express written consent.
(d)    If any subsequent endorsement to the Commitment or update to the Survey reveals any additional exceptions not permitted by this Agreement or otherwise approved by Purchaser, Seller shall have until the Closing Date in which to remove such additional exceptions, subject to the limitations set forth above. If Seller elects not to remove or is unable to remove such additional exceptions, Purchaser shall have the same rights and remedies as provided subsection ( c ) above.
(e)    Seller and Purchaser each agree to provide reasonable affidavits and documentation to enable the Title Company to delete all Schedule B-I requirements for which such party is responsible for performing or satisfying, the “gap” exception, and the construction lien and parties in possession exceptions from the Commitment at Closing. Specifically, Purchaser and Seller agree to execute and deliver to the Title Agent at Closing the Title Company’s Indemnity & Undertaking Agreement (GAP) as is required due to the potential time lag in recording due to the COVID-19 Pandemic. Seller and Purchaser each shall be responsible for satisfying those Schedule B-I requirements applicable to each of them.
9.    Prorations; Allocation of Closing Expenses.
(a)    The cost of the Survey, the Commitment and the Owner’s Title Policy shall be paid by Seller. The documentary stamp taxes on the Deed shall be paid by Seller. Purchaser shall pay for the recording fees for the Deed, documentary stamp tax and intangible tax on any mortgage financing required by Purchaser, and the cost to record such instruments associated with such financing. Purchaser shall be responsible for the title premiums and costs for the mortgage title policy, any endorsements thereto, and any endorsements to the Owner’s Title Policy. If requested by the Purchaser, the Seller will require the Title Agent to issue a mortgage title commitment and policy to Purchaser’s lender at the minimum promulgated rate in Florida. Each party shall pay its respective attorneys’ fees. Seller shall pay the recording and filing costs of any Closing documents required by this Agreement but not specifically described in this Subparagraph 9(a) that are to be recorded in the Public Records of Osceola and/or Orange County, Florida.
(b)    Real property taxes with respect to the Property and any personal property taxes related to the Personalty for the year of Closing and the annual installment applicable to the year of Closing on public improvement liens and special assessments for the year of Closing shall be prorated between the Seller and Purchaser as of the Closing Date, except that special assessments for improvements completed prior to Closing shall be paid by Seller. All ad valorem taxes for prior years shall be paid by Seller. In the event the current special assessment, ad valorem tax assessment, and millage are not available on the Closing Date, real property taxes and special assessments for the year of Closing shall be based on the previous year’s assessments and millage. Promptly after receipt of the actual tax bill for the year of Closing, the proration of taxes shall be recomputed upon the request by either party hereto. Any discrepancy resulting from such recomputation and any other errors or omissions in computing other prorations at Closing shall be promptly corrected and paid upon notice and demand by either party. The provisions of this Subparagraph 9(b) shall survive the Closing and shall not be deemed merged into the Deed at Closing.
(c)    The Association has levied the total combined amount of $265,055.00 as an annual assessment that includes both regular and special assessments for all of Osceola Corporate Center for the year 2020. The Seller as a matter of custom has been paying all the vendors and accounts payable of the Association. As such the amount of money paid by the Seller on behalf of the Association will increase between the Effective Date and the Closing Date along with the amount of receivables collected by the Association for assessments. As of the Effective Date, the Association has collected $126,895.17 of the total amount of receivables. The total of all expenses paid and assessments collected will be updated at Closing. All assessments and operating costs payable to the Association after Closing and all future general and special assessments levied by the Association after Closing shall be the sole responsibility of Purchaser to collect. Pursuant to Article V, Section 13 of the Declaration, Seller is obligated to pay the Association, as incurred, the portion of the operating deficits of the Association attributable to the Common Areas (exclusive of reserves for replacement of improvements and extraordinary losses or expenses) (the “Association Deficits”). Estimated Association Deficits applicable to the year of Closing shall be prorated between the Seller and Purchaser as of the Closing Date. Promptly after the determination of the actual Association Deficits for the year of Closing, the proration of the Association Deficits shall be recomputed upon the request by either party hereto. Any discrepancy resulting from such recomputation and any other errors or omissions in computing other prorations at Closing shall be promptly corrected and paid upon notice and demand by either party. Additionally, Seller hereby discloses to Purchaser that Seller is obligated to Osceola County, Florida to construct intersection improvements, including a four-way stop, at the intersection of Centerview Blvd. and Greenwald Way. Osceola County, Florida issued an approval of a Site Development Plan on March 23, 2020 identified as SDP # 20-0003 (the “SDP”) (a copy of which is included in the Property Information), which authorizes the work for such intersection improvements. The Association is responsible for the costs of construction and for completion of the work under the SDP. To that extent, the Association has established a reserve in the amount of Fifty-five Thousand Dollars ($55,000.00) in the Association’s bank account, which funds will be transferred to Purchaser’s desired replacement bank account for the Association (if the Purchaser so instructs Seller that it intends to change the bank accounts of the Association). Purchaser shall then be responsible for causing the Association to undertake and complete of all of the intersection improvements required by the County as set forth in the SDP. In the event that such improvements exceed $55,000.00 to perform and Purchaser is required to contribute any portion of such excess, then Seller shall reimburse Purchaser for such contribution made upon request. The provisions of this Subparagraph 9(c) shall survive the Closing and shall not be deemed merged into the Deed at Closing.
(d)    Except as herein expressly provided to the contrary, Seller shall be responsible for all expenses of the Property, and shall be entitled to all income from the Property, attributable to the period prior to the Closing Date, and Purchaser shall be responsible for all expenses of the Property, and shall be entitled to all income from the Property, attributable to the period on and after the Closing Date. Without limiting the generality of the foregoing, the following items shall be adjusted as of the Closing Date: (i) rent received by Seller under the Project Leases to the extent they pertain to any period from and after the Closing Date; (ii) all other gross receipts from the Property received by Seller, to the extent they pertain to any period from and after the Closing Date; (iii) charges under Third Party Contracts that Purchaser desires to assume at Closing; and (iv) other operating expenses of the Property not covered by the foregoing (i) through (iii).
(e)    Water and utility charges and sanitary sewer taxes, if any, shall not be prorated at Closing. Purchaser shall be responsible for establishing new accounts for such services in Purchaser’s name as of Closing (except for those utilities serving the Tupperware HQ Complex and the Additional Land, which shall be placed in the name of TBC). Seller shall have sole responsibility for all such utility charges through the period prior to the Closing Date, which obligation shall survive the Closing.
(f)    At Closing, Seller shall, at Purchaser’s option, either deliver to Purchaser any security deposits provided under the Project Leases or credit to the account of Purchaser at Closing the amount of such security deposits, provided that Seller shall not apply security deposits against delinquent rents or otherwise.
(g)    All prorations and adjustments to be made under this Agreement shall be made against the amount otherwise payable by Purchaser to Seller at Closing. In addition, with respect to amounts received by Purchaser after the Closing that pertain to periods prior to the Closing, the following provisions shall apply: (i) Purchaser shall use good faith efforts to collect any monthly payments of rent or other charges that are outstanding as of the Closing Date, provided that Purchaser shall have no duty to file suit, engage a collection agency or perform any other extraordinary collection effort to collect same; (ii) Seller shall not attempt to collect any delinquent rent or other charges owed Seller or institute any lawsuit or collection procedures or evict any tenant for failure to pay rent to Seller; (iii) at Closing, Seller shall deliver to Purchaser a list identifying any such delinquent rent or other charges; and (iv) if any tenant in the Project whose account is delinquent as of the Closing makes a payment of rent or other charges to Purchaser after the Closing, the payment shall first be applied by Purchaser to rent or other charges due from that tenant from and after the Closing Date and the excess, if any, shall be paid to Seller.
(h)    Any revenue or expense amount related to the Property that is not described herein and cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amount and shall be the subject of a final proration thirty (30) days after Closing, or as soon thereafter as the precise amounts can be ascertained, but in no event later than 180 days after Closing.
10.    Conditions Precedent.
(a)    The following conditions precedent (the "Conditions Precedent") must be satisfied prior to Closing (or such other deadline as set forth below):
(i)    Except those attributable to or consented to by Purchaser, no material change to the title to the Property shall have occurred since the Effective Date;
(ii)    Seller has complied with and otherwise performed, in all material respects, each of its obligations set forth in this Agreement, and each of the Seller’s representations and warranties set out in this Agreement remains true in all material respects;
(iii)    Seller shall deliver to Purchaser at least three (3) business days prior to the Closing Date (provided, however, Purchaser may agree to extend this deadline to the Closing Date) (i) original, “clean” and executed tenant estoppel certificates from all tenants under the Project Leases and any guarantors of the Project Leases in form acceptable to Purchaser and Purchaser’s lender (the “Estoppel Certificates”); and (ii) original executed subordination, non-disturbance and attornment agreements from all tenants under the Project Leases in a form acceptable to Purchaser and Purchaser’s lender (the “SNDAs”). Purchaser agrees to provide Seller with Purchaser’s lender’s form of subordination, non-disturbance and attornment agreement as soon as it is available;
(iv)    For all Third Party Contracts for which there are written contracts a as opposed to service arrangements, Seller obtains all third party consents necessary to assign to Purchaser the Third Party Contracts that Purchaser desires to assume at Closing as required under the terms of such Third Party Contracts and delivers evidence of the same to Purchaser; and
(v)    Provided Seller has the right under any respective Third Party Contract, Seller terminates all Third Party Contracts that Purchaser does not elect to assume and delivers evidence of such termination to Purchaser.
(b)    In the event any of the Conditions Precedent are not satisfied on or prior to the Closing Date (or such other deadline as set forth below), the Purchaser shall have the option, in its sole discretion, of notifying Seller of such in writing to either: (i) waive that Condition Precedent and proceed with Closing; or (ii) terminate this Agreement, whereupon the Deposit will be returned to the Purchaser and the Purchaser, Seller and Escrow Agent will be released of all further obligations under this Agreement except for those matters set forth herein that survive the termination of this Agreement.
11.    Default; Remedies; Indemnification. In the event of a breach by Purchaser of its obligations under this Agreement, Seller may terminate this Agreement by written notice to Purchaser specifying the breach, and Purchaser shall have ten (10) business days opportunity to cure the same, unless the time period from the written notice of default from Seller to Purchaser is less than ten (10) business days from the Closing Date, in which case, Purchaser shall have until the Closing Date to cure such default; provided, however, that no such cure period shall apply for a breach of the obligation to close by the Closing Date. In the event of such termination, the Deposit made by Purchaser shall be retained by Seller as agreed and liquidated damages and as Seller’s sole and exclusive remedy for withholding the Property from the market and for expenses incurred and the parties shall thereupon be relieved of any further liability hereunder. In the event of a breach by Seller of its obligations under this Agreement, Purchaser shall have the right, at its option, to exercise one of the following remedies by written notice to Seller specifying the breach, and Seller shall have ten (10) business days opportunity to cure the same, unless the time period from the written notice of default from Purchaser to Seller is less than ten (10) business days from the Closing Date, in which case, Seller shall have until the Closing Date to cure such default (provided, however, that no such cure period shall apply for a breach of the obligation to close by the Closing Date): (i) terminate this Agreement by written notice transmitted to the Seller and the Escrow Agent, in which event Purchaser shall be entitled to immediately receive the return of the Deposit paid hereunder from Escrow Agent, Seller shall reimburse Purchaser for all of its actual and documented expenses incurred in investigating the Property, evaluating the transactions described herein and negotiating this Agreement and related documents, including, without limitation, attorneys’ and third party consultants’ fees and costs (collectively, the “Due Diligence Expenses”), and upon receipt by Purchaser of the full amount of the Deposit and the Due Diligence Expenses, the parties shall have no further liability hereunder, or (ii) in the alternative, Purchaser shall have the right to seek specific performance; provided, however, that in the event specific performance is not available to Purchaser due to any action of Seller, then Seller shall reimburse Purchaser for its Due Diligence Expenses and Seller shall have the right to bring an action against Seller for any other damages suffered by Purchaser as a result of Seller’s default under this Agreement.
12.    Deed Restrictions.
The Deed to be given by Seller shall contain a restriction, running with the land, providing that the Property shall not be used for the Prohibited Uses set forth in Paragraph 20 of this Agreement. Purchaser hereby agrees that all leases of any portion of the square footage within any of the buildings constructed on the Property shall include a provision restricting the use of all leased premises by Purchaser’s tenants from the Prohibited Uses and any other restrictions set forth in Paragraph 20 of this Agreement, and also including a provision requiring that the use of all leased premises are used for uses permitted in the Seller’s OCC PD or the Tupperware Heights PD, as applicable.
13.    [RESERVED]
14.    Survey. Seller shall deliver to Purchaser, any and all boundary surveys, tree surveys and topographical surveys of the Property which Seller has in its possession, if any, within five (5) business days after the Effective Date hereof. Seller shall, at its sole cost and expense and within thirty (30) days of the Effective Date, obtain and deliver to Purchaser and Title Company a boundary survey of the Property prepared by a land surveyor duly registered and licensed in the State of Florida, that shall meet or exceed the minimum technical standards for surveyors as set forth in Chapter 61G17-6 of the Florida Administrative Code, which survey shall be certified to Purchaser, Purchaser’s counsel, Purchaser’s lender, Seller, Seller’s counsel, Title Company, Title Agent, and any other persons or entities requested by Purchaser (the “Survey”). Given the nature of the transaction contemplated by this Agreement, the amount of acreage included within the Property, and the fact that a portion of the Osceola County Land consists of the following unplatted real property located in Osceola County, Florida (i) the Tupperware Brands Corporation’s corporate headquarters complex is separately described by the metes and bounds legal description on Exhibit “A-1” attached hereto and made a part hereof (the “Tupperware HQ Complex”); and (ii) the Additional Land, the Survey may be separated into more than one survey for different areas of the Property and may be delivered to Seller and Title Agent at different times with the platted real property located within the Orange County Land and the replatted areas of real property located within the Osceola County Land expected to be completed in less than the deadline of forty-five (45) days after the Effective Date. All such surveys delivered in compliance with the technical requirement set forth in this Section 14 shall collectively constitute the Survey for the purposes of this Agreement. The Survey shall make reference to the Commitment, shall depict (if possible) and identify by name and recording information all exceptions contained in Schedule B-2 of the Commitment. The existence of any encroachments, overlaps, rights-of-way or easements on the boundary Survey affecting the Property shall constitute an unpermitted title exception under Paragraph 8 above, provided written notice to that effect is transmitted by Purchaser to Seller in accordance with the timeframes therein for a title objection letter for matters of survey and in which case all of the provisions of Section 8 relating to a Title Objection Notice shall apply; provided, however, if such timeframes extend past the Closing Date, the Purchaser shall have until the Closing Date to exercise any of its rights with respect to title and survey objection matters as set forth in Section 8 ( c) of this Agreement.
The provisions of this Paragraph 14 shall survive the Closing and shall not be deemed merged into the Deed at Closing.
15.    Utilities; Infrastructure and Construction; Purchaser’s Expenses. Utility lines and facilities are in place to serve the Intended Use (inclusive of the Tupperware HQ Complex and the Additional Land) for sewer, water, electrical, telephone, reuse water, and natural gas except as set forth below:
(a)    Natural gas is not available to all of the Property and Purchaser shall discuss the locations of natural gas lines with Seller’s civil engineer during the Inspection Period.
(b)    There was a permit for construction and installation of a potable water line along the easterly right-of-way of Orange Blossom Trail to Tract 1 of the Tupperware Heights Land Use Plan from a stubout northward in the vicinity of Gatorland.
(c)    Seller has discussed the possibility with its civil engineer of undertaking to facilitate an interlocal agreement between Orange County and Osceola County where Orange County would agree to extend the potable water line south from its existing stubout in the vicinity of Gatorland along the easterly right-of-way of Orange Blossom Trail and for Osceola County to connect to such potable water line and construct and install the pipeline connection beneath the eastern edge of Mary Louis Lane and run it southward into the Project to provide potable water service to the Project. Seller agrees to share its information with respect to the potential of an interlocal agreement being entered into, without any representation, duty, or warranty of any kind, and such obligation shall survive Closing.
16.    [RESERVED]
17.    [RESERVED]
18.    [RESERVED]
19.    Testing of Soil; Hazardous Material; Endangered Species.
(a)    Purchaser shall have the right, but not the obligation, during the Inspection Period, at Purchaser’s own cost and expense, to (i) cause soil and ground water tests to be made on the Property by an engineer or engineering laboratory qualified to make soil borings and soil and ground water tests, including, but not limited to, a Phase I or Phase II environmental site assessment; and (ii) to cause an inspection of the Property by Purchaser’s consultants to confirm that no endangered species exist on the Property. Purchaser may procure from such engineer or engineering laboratory or consultant a report, signed and certified by or on behalf of said engineer or engineering laboratory or consultant, showing the condition of the foundation soil and ground water on the Property, reciting the number, approximate locations and depths of the test borings on which said report is based, and stating whether endangered species exist on the Property. A copy of the report will be provided to Seller. If the report shows the foundation soil of the Property is not satisfactory, under normal construction practices, for the construction of improvements for the Intended Use, or if the report indicates that the soils contain hazardous substances (as defined by 42 U.S.C. Section 9601(4)) (hereinafter, “Hazardous Substances”), or if endangered species exist on the Property (each referred to herein as an “Environmental Condition”), the Purchaser shall have the right on or before the expiration of the Inspection Period in which to elect to extend the Inspection Period for an additional forty-five (45) days to allow Purchaser additional time to assess the risks and develop a plan of action with respect to any Environmental Condition (the “Extended Inspection Period”). If Purchaser is entitled to and so elects such an Extended Inspection Period, it shall deliver notice to Seller stating that, because of the Environmental Condition, the Purchaser elects to so extend the Inspection Period, and the Closing Date shall also be extended for an additional forty-five (45) days. Seller, at its option, shall then have the earlier of (i) the expiration of the Extended Inspection Period; or (ii) the Closing Date to correct such items, such time period to commence on the delivery of the report to Seller. If Seller is able to correct such items to Purchaser’s reasonable satisfaction, the Closing shall occur as herein provided. Seller, however, may elect not to cure such items, in its sole discretion, in which event Purchaser may elect to terminate this Agreement upon written notice to Seller no later than ten (10) days after receipt of Seller’s notice, and, thereafter, all rights and obligations of the Seller and the Purchaser under this Agreement shall thereupon be terminated and neither of them shall have any further rights or obligations to the other on account of any of the provisions of this Agreement, except: (y) Seller shall promptly cause the Deposit to be returned to Purchaser upon Purchaser’s request therefore; and (z) Purchaser shall restore the Property pursuant to Paragraph 19(b) hereof and indemnify Seller pursuant to Paragraph 19(c) hereof if and to the extent thereby required. If Purchaser does not deliver notice of its intention to terminate this Agreement as set forth hereinabove, Purchaser shall be deemed to have accepted the Property notwithstanding the existence of any of the above described items and to have waived its rights to terminate the Agreement pursuant to the foregoing provisions of this Paragraph 19. Purchaser agrees to comply with the terms of the Development Permits, any Approvals related to the Property, and all applicable laws in respect to any endangered or listed species and in respect of any Hazardous Substances, including, without limitation, petroleum and diesel fuel storage for any gas station operated on the Property as part of the Intended Use by the convenience store/fuel dispensary facility operated on the Property.
(b)    After completion of such inspections and tests and if Purchaser elects not to purchase the Property and proceed to Closing, Purchaser, at its sole cost, shall restore the Property disturbed by such inspections and tests to a condition substantially similar to the condition of the Property as of the Effective Date. Boring holes shall be plugged from the bottom of the boring to ground surface with a cemetacious mixture of sand, cement and Bentonite or comparable materials reasonably acceptable to Seller.
(c)    Purchaser and its employees and agents shall have the right to enter upon the Property for purposes of making the above-described tests and inspections upon reasonable notice to Seller. Purchaser shall indemnify, hold harmless and defend Seller from and against any liability, loss or damage, including without limitation attorneys’ fees, and court costs proximately caused by such entry by Purchaser and its employees and agents onto the Property, including, but not limited to, construction liens or claims that may be filed or asserted against the Seller, the Seller’s agents and employees, the Property or other property of Seller by contractors, subcontractors, materialmen, or providers of professional services performing such work for Purchaser, except for such liability, loss or damage caused solely by Seller. Any liability, loss or damage to Seller resulting from the discovery of any pre-existing condition on, in or under the Property shall be excluded from any such indemnity obligations.
Seller shall make available to Purchaser as part of the Property Information, copies of all prior reports, studies and tests which Seller caused to be made or which Seller has within its possession or control. Seller does not warrant the accuracy of such tests, reports and studies.
(d)    As a condition precedent to Purchaser’s right to enter upon and inspect the Property as set forth in this Paragraph 19, Purchaser or Purchaser’s consultants shall obtain and maintain, at its sole cost and expense (and/or, as appropriate, cause its contractors to keep and maintain), comprehensive commercial general liability insurance, including contractual liability, in the minimum amount of One Million and 00/100 Dollars ($1,000,000) per occurrence and in the aggregate. Such insurance shall provide coverage for physical damage, property damage, environmental impairment, personal injury and contractual liability claims which may arise out of the activities of Purchaser, its employees, agents, invitees and licensees, and shall name Seller, and any other firms or corporations reasonably designated by Seller as additional insureds and any other insurance reasonably required by Seller, to protect Seller against any losses, claims, damages or liability in connection with Purchaser’s inspections of the Property. In addition to the foregoing insurance coverage, Purchaser shall use commercially reasonable efforts to require that its third party agents who are performing work on the Property obtain environmental impairment coverage in favor of Seller and Seller’s designated affiliates.
The above-referenced insurance policies shall be issued by insurance companies licensed in the State of Florida and with an A.M. Best General Policyholder Rating of at least A-X. All such policies shall provide that they cannot be canceled, modified, reduced or non-renewed except after the insurer gives Seller ten (10) days prior written notice of cancellation, modification, reduction or non-renewal, if obtaining such notice provision is commercially reasonable. Prior to entering upon the Property, Purchaser shall provide Seller with evidence that it has obtained all such required insurance.
(e)    Purchaser hereby acknowledges that Seller has disclosed to it that there are the following environmental conditions relating to the Property (the “Environmental Conditions”) and information relating to them are included in the Property Information:
(i)    there have been areas of the Property on which a former golf course was constructed on Replat 33 and the Additional Land that contain levels of arsenic in the soil, portions have been remediated; and
(ii)    there have been two (2) oil spills on the Additional Land near the information technology building that occurred in 2017 and 2018 (the “Oil Spills”). Purchaser acknowledges that Seller is in the process of remediating the Oil Spills and that such remediation cannot be completed by Closing. As a result, Seller agrees, at Seller’s expense, to continue such remediation after Closing until completion and the issuance of a “no further action” letter or other evidence from applicable governmental authorities reasonably required by Purchaser confirming that the Oil Spills have been completely remediated in accordance with applicable law (collectively, the “Oil Spill Remediation”). Seller hereby agrees to provide Purchaser with an estimated cost of completing the Oil Spill Remediation work within ten (10) business days after the Effective Date.
(f)    The provisions of this Paragraph 19 shall survive the Closing and shall not be deemed merged into the Deed at Closing.
20.    Use Restrictions.
(a)    Purchaser hereby acknowledges that there are use restrictions recorded against the Property in the Ninth Supplement in favor of the owner of Lot 1 of Replat 30, as well as a list of Permitted Uses (as defined in the Ninth Supplement) to which the Property is subject. Pursuant to such use restrictions, Purchaser shall not develop or allow to be developed medical uses on the Property until September 17, 2022, except as set forth below. The Ninth Supplement further provides that the use restrictions; (i) exclude chiropractic practices, dental practices, orthodontic practices, medical spas, optometry practices, and pharmacies that do not contain walk-in clinics; and (ii) exclude any other medical uses agreed to by the owner of Lot 1 of Replat 30 upon request of Purchaser from time to time. In addition, the owner of Lot 1 of Replat 30 has the exclusive right to own, develop and use property within the Planned Development for Osceola Corporate Center and the Tupperware Heights Planned Development in Orange County, Florida, for the operation of an emergency department or urgent care facility, except for existing uses or uses permitted for such purposes that are under contract as of September 17, 2017.
(b)    Purchaser hereby acknowledges that the Property is subject to the Use Restrictions set forth in that certain Twelfth Supplemental Declaration to the Master Declaration of Covenants, Conditions and Restrictions for Osceola Corporate Center recorded October 2, 2019, in Official Records Book 5606, Page 1388, of the public records of Osceola County, Florida (the “Twelfth Supplement”).
(c)    There is an additional use restriction in the Twelfth Supplement applicable to the Property that provides that no structure on any part of the Property may install, have or allow to remain any Window Border Lighting.  For the purposes hereof, “Window Border Lighting” shall mean any and all window border lighting, such as and including without limitation, LED display strips, neon, rope lights, tape lights or strip lights.
(d)    In purchasing the Property from Seller, Purchaser agrees that no portion of the Property shall be used for a purpose prohibited by the Declaration or for: (a) a retail warehouse home improvement center, lumber yard, building material supply center, home improvement service center in excess of 25,000 square feet of air conditioned retail space, or (b) any retail store or center similar to that of Lowe’s, Home Depot, Builder’s Square, 84 Lumber, and/or Wickes, which purposes Seller represents and warrants Seller is expressly prohibited from permitting pursuant to that certain First Supplemental Declaration to Master Declaration of Covenants, Conditions and Restrictions for Osceola Corporate Center recorded in Official Records Book 2033, Page 1829, of the Public Records of Osceola County, Florida, a copy of which shall be available on the data site as part of the Property Information.
(e)    Prior to September 27, 2022, Purchaser shall be prohibited from developing or using the Property as an assisted living facility.
(f)    Prior to June 28, 2020, Purchaser shall be prohibited from developing or using the Property for a self-storage facility.
(g)    The provisions of this Paragraph 20 shall survive the Closing and shall not be deemed merged into the Deed at Closing.
21.    [RESERVED]Governmental Approvals. The Osceola County Land is currently zoned PD under the Osceola County Zoning Code pursuant to a Planned Development (defined, as the same may be subsequently amended, as the “Seller’s OCC PD” herein) and the Orange County Land is currently zoned PD under the Orange County Zoning Code (defined, as the same may be subsequently amended, as the “Tupperware Heights PD” herein) , the terms and conditions for both of which, and all amendments, restatements, revisions, and modifications thereto, including, without limitation, any amendments, are set forth on the datasite described on Exhibit “B” (the “Planned Development Zoning”) and is subject to that certain Overall Comprehensive Development Plan (MACRO) prepared by Ivey, Harris & Walls, Inc. under Project #255.02, dated January 28, 1997 (the “Macro CDP”), as well as certain other permits and agreements set forth in the Property Information. The Seller’s OCC PD, the Tupperware Heights PD, Macro CDP, the SFWMD Master Conceptual Permit, and all amendments and modifications thereto identified in the Property Information set forth in Exhibit “C” attached hereto, and other permits and approvals set forth in the Property Information, as the same may be amended from time to time, are collectively referred to as the “Governmental Approvals”. Purchaser hereby covenants, represents and warrants that from and after the Closing, Purchaser, and its successors or assigns, shall at all times comply with all of the Governmental Approvals if and to the extent applicable to the Property and the Project, so as to maintain the same in good standing and in full force and effect.
22.    Real Estate Commission. Purchaser and Seller represent and warrant to each other that they have not employed any brokers or real estate agencies in the creation of or the negotiations relating to this Agreement and Purchaser and Seller shall defend, indemnify and hold harmless each other against any loss, liability, costs, claim, demand, damages, action, cause of action or suit arising out of or by reason of any other real estate agency, agent, or broker, claiming a commission or fee through such party. Purchaser expressly represents and warrants to Seller that Seller will not be liable to pay Purchaser or any other Person a development fee, finder’s fee or other similar fee in connection with the acquisition of the Property. The Provisions of this Paragraph 23 shall survive the Closing and shall not be deemed merged into the Deed at Closing. The provisions of this Paragraph 23 shall survive the Closing and shall not be deemed merged into the Deed at Closing.
23.    Assignment. The Purchaser may not assign this Agreement without the prior written consent of Seller, except that Purchaser may assign this Agreement to an Affiliate without the prior written consent of Seller. An “Affiliate” shall mean (i) any Person which owns at least fifty percent (50%) of the shares, limited partnership interests or membership interests, as applicable, of the Purchaser or (ii) any Person that, directly or indirectly, controls, is controlled by, or is under common control with Purchaser. In the event Purchaser assigns this Agreement (and such assignment is permitted by Seller, if such permission is required pursuant to this paragraph), Purchaser and any assignee of Purchaser shall execute an assignment of this Agreement at Closing, pursuant to which the assignee of Purchaser expressly agrees to be bound by all of the obligations of Purchaser under this Agreement which survive Closing; provided, however, Purchaser shall not be released from any of Purchaser’s obligations under this Agreement until the Closing of the transaction contemplated by this Agreement has been consummated.
25.    [RESERVED]
24.    Notices.
(a)    All notices provided for in this Agreement shall be in writing and delivered personally (including delivery by courier) or by registered or certified mail, return receipt requested, postage prepaid, or via facsimile or email to the parties, or by nationally recognized overnight delivery service at the addresses and facsimile numbers or email addresses, as applicable, set forth below, with a copy forwarded to their respective attorneys, at the addresses and facsimile numbers or email addresses, as applicable set forth below, or at such other addresses as the parties shall designate to each other in writing:
Seller:    Deerfield Land Corporation
14901 South Orange Blossom Trail
Orlando, FL 32837
Telephone: (407) 826-4514
Facsimile: (407) 826-4505
Attention: Mr. Thomas M. Roehlk, Vice President
E-mail: tomroehlk@tupperware.com
And:                Deerfield Land Corporation
14901 South Orange Blossom Trail
Orlando, FL 32837
Telephone: (407) 826-4514
Facsimile: (407) 826-4505
Attention: Mr. Thomas M. Roehlk, Vice President
E-mail: tomroehlk@tupperware.com
With a copy to:        Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, FL 32801
Telephone: (407) 420-1000
Facsimile: (407) 420-5909
Attention: Alan C. Sheppard, Jr., Esq.
E-mail: shepparda@gtlaw.com
Purchaser:            O’Connor Management LLC
125 Worth Avenue, Suite 316
Palm Beach, FL 33480
Telephone: (561) 694-1146
Attention: John F. O’Connor and Peter Bergner
Email: John.Oconnor@oconnorcp.com and
pbergner@oconnorcp.com
With a copy to:        Jones Foster P.A.
350 Royal Palm Way, Suite 406
Palm Beach, FL 33480
Telephone: (561.659.3000)
Facsimile: (561.650.5300)
Attention: Larry B. Alexander, Jr., Esq.
Email: balexander@jonesfoster.com
(b)    Any notice, request, demand, instruction or other communication to be given to either party hereunder, except where required to be delivered at the Closing, shall be in writing and delivered personally (including delivery by courier) or by registered or certified mail, return receipt requested, postage prepaid, or via facsimile or email to the parties, or by nationally recognized overnight delivery service at the addresses and facsimile numbers or email addresses, as applicable, set forth herein, with a copy forwarded to their respective attorneys, at the addresses and facsimile numbers or email addresses, as applicable set forth herein, or at such other addresses as the parties shall designate to each other in writing. Any notice delivered as aforesaid shall be deemed to have been effectively transmitted immediately upon mailing, delivery to an appropriate carrier, or receipt or refusal of delivery of said notice, whichever is earliest. The inability to deliver because of change in address of which no notice is given shall be deemed to be a receipt of the notice, demand and request. The party claiming delivery of notice via telecopier or facsimile shall have the burden of proving notice was in fact sent, which burden can be carried without further evidence if confirmed by the transmitting telecopier or facsimile machine. Any communication sent by facsimile shall promptly be followed by a copy delivered by one of the other approved methods. Purchaser’s counsel and Seller’s counsel are expressly permitted to execute and deliver notices and receive notices for the parties they represent. Receipt shall be deemed to have occurred if delivered to an authorized agent or any employee of the addressee or of the addressee’s company. A time period in which a response to any notice, demand or request must be given pursuant to the terms of the Agreement, shall commence to run from the date of receipt. Either party may change the address for receiving notices, request, demands, or other communication by not less than three (3) days prior notice in accordance with this Paragraph. Telephone numbers are provided for convenience only.
(c)    Purchaser and Seller may from time to time notify the other of changes regarding where and to whom notices should be sent by sending notification of such changes pursuant to this Paragraph.
25.    Escrow Agent.
(a)    Duties. It is agreed that the duties of Escrow Agent and the Closing Agent (collectively referred to in this Paragraph 27 as Escrow Agent) are only such as are specifically provided herein being purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith and followed the terms of the Agreement. Seller and Purchaser release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent’s duties hereunder.
(b)    Responsibilities. Escrow Agent shall not be required to defend any legal proceedings which may be instituted against Escrow Agent in respect to the subject matter of these instructions unless requested to do so by Seller and Purchaser and is indemnified to the reasonable satisfaction of the Escrow Agent against the cost and expense of such defense. In the event (i) of any suit between Seller and Purchaser wherein Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or (ii) of any suit wherein Escrow Agent interpleads the Deposit, other than a suit in which Escrow Agent is ultimately determined to have committed willful misconduct or gross negligence, Escrow Agent shall be entitled to recover reasonable attorneys’ fees and costs actually incurred, said fees and costs to be assessed as court costs and paid from the Deposit held by Escrow Agent or the court, as the case may be. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to Escrow Agent hereunder and believed by Escrow Agent to have been signed by the proper parties.
(c)    Sole Liability. Escrow Agent assumes no liability under this Agreement except that of a stake holder. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit, or as to whom that Deposit is to be delivered, Escrow Agent will not be obligated to make any delivery thereof, but in such event shall hold the Deposit until receipt by Escrow Agent of any authorization in writing signed by all of the persons having any interest in such dispute, directing the disposition thereof, or in the absence of such authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit into the Registry of Court pending such determination. In making delivery of the Deposit in the manner provided for in this Agreement, Escrow Agent shall have no further liability in the matter. Escrow Agent shall not be liable for loss of the Deposit due to the failure of any financial institution in which the Deposit is placed so long as Escrow Agent places the Deposit in a federally insured financial institution acceptable to Purchaser and Seller in their sole discretion.
(d)    Escrow Agent as Counsel to Seller. Purchaser hereby expressly acknowledges that Escrow Agent also serves as counsel to Seller in connection with this Agreement and the transaction contemplated herein and Purchaser specifically acknowledges and agrees that the duties of Escrow Agent, as Escrow Agent hereunder, shall not prohibit its representation of Seller, as Seller’s counsel, in any matter which arises under or which is a result of this Agreement, including, without limitation, a dispute relating to the Deposit.
(e)    Confirmation of Agreement to Hold Deposit. Escrow Agent shall not be required to execute this Agreement. By accepting the Deposit Escrow Agent agrees that Escrow Agent will hold the Deposit in escrow pursuant to the provisions of this Agreement.
26.    Representations, Warranties and Covenants. Seller and Purchaser respectively hereby make the following representations. Such representations and warranties shall also be deemed made as of the Closing Date and shall survive Closing for eighteen (18) months.
(a)    Seller’s Representations.
(i)    Subject to the satisfaction of the Board Approval Condition (unless deemed waived in accordance with this Agreement), Seller has complete and full authority to execute, deliver and perform this Agreement and will have at Closing complete and full authority to convey to Purchaser marketable fee simple title to the Property, subject only to the Permitted Exceptions.
(ii)    Seller hereby discloses that Orange County, Florida has conducted a two (2) year feasibility study for the widening of Orange Avenue, which would include the portion of the road that currently bisects the Orange County Land, and that the Seller’s civil engineer has obtained an agreement from Orange County to allow the additional flow of stormwater and surface water drainage from the road expansion to drain into joint use retention ponds located on the Orange County Land. Consequently, the retention ponds intended to be constructed pursuant to the development of the Orange County Land (the “Orange Ave. Widening and Pond Expansion”) will need to be expanded by or at the direction of Purchaser post-Closing. Other than the Orange Ave. Widening and Pond Expansion, Seller has received no notice and has no knowledge of any pending or threatened taking or condemnation of the Property or any portion thereof. In the event Seller should receive such notice prior to Closing, Seller shall promptly deliver a copy of such notice to Purchaser.
(iii)    Neither the entering into nor the performance of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction, or decree issued against or imposed upon it or of any contract to which it is a party, or to the best of Seller’s knowledge, will result in a violation by Seller of any applicable law, order, rule, or regulation of any governmental authority.
(iv)    Seller has not received any notice of any actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency (including governmental actions under condemnation authority or proceedings similar thereto) against the Property.
(v)    The Property is not within the boundary of any Community Development District or special taxing district or subject to any requirement of either.
(vi)    Except for this Agreement, the Purchase Contracts (as hereinafter defined), and that certain Agreement Regarding Purchase of Impact Fee Credits between Seller and South Orange Industrial Properties, LLC, a South Carolina limited liability company, that certain Declaration of Restrictive Use Covenant by Seller recorded April 24, 2020, in Official Records Book 5713, page 1440, of the public records of Osceola County, Florida, and that certain Right of First Offer Agreement between Seller and Hallmark Equity Partners, LLC, a Texas limited liability company, recorded April 24, 2020, in Official Records Book 5713, page 1522, of the public records of Osceola County, Florida (the “ROFO Agreement”), Seller has entered into no other purchase agreement, right of first refusal agreement or right of first offer agreement with respect to the Property or Impact Fee Credits.
(vii)    All parties who have performed services, provided labor or supplied materials in connection with Seller’s ownership and maintenance of the Property have been or at the Closing will be paid in full and all liens arising therefrom (or claims which with the passage of time, the giving of notice, or both, could mature into liens), have been satisfied and released.
(viii)    Seller shall maintain the Property in its existing condition and deliver it to Purchaser at Closing in such condition.
(ix)    Except with respect to the Environmental Conditions disclosed and set forth in Section 19 of this Agreement, Seller has no actual knowledge of, and Seller has not received any written notice of, any violations of applicable environmental laws and regulations concerning the Property, and represents and warrants, (i) to its current actual knowledge, that, during the term of its ownership of the Property, there have been no violations of any such environmental laws other than as disclosed in Section 19 of this Agreement, and (ii) Seller has not received a written summons, citation, directive, notice, complaint or letter from the United States Environmental Protection Agency, the State of Florida Department of Environmental Protection, or other federal, state or local governmental agency or authority specifying any alleged violation of any environmental law, rule, regulations or order at or on the Property.
(x)    Seller has good and marketable fee simple title to the Project and good and marketable title to the rest of the Property, free and clear of any and all liens, security interests, encumbrances or other restrictions, whether existing of record or otherwise, that will exist at Closing other than the Permitted Exceptions.
(xi)    Seller is not in default, in any material respect, with the terms of any of the Permitted Exceptions.
(xii)    All ad valorem taxes, charges and assessments due and payable with respect to the Property have been paid or will be paid at Closing as provided in this Agreement. There are no confirmed, pending or, to the Seller’s knowledge, contemplated special assessments against the Property.
(xiii)    Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1954, as amended.
(xiv)    To Seller’s knowledge, the Property is in compliance with all applicable governmental and regulatory laws, requirements, and regulations.
(xv)    Seller has no knowledge of any pending proceedings that could or would cause the change, redefinition, or other modification of the zoning classification of, or access to, the Property.
(xvi)    With respect to the Third Party Contracts: (A) there are no Third Party Contracts other than those Third Party Contracts described on Exhibit “E” attached hereto and hereby made a part hereof that will survive Closing or otherwise impose an obligation on the Purchaser; (B) true and correct copies of such Third Party Contracts (included all amendments thereof) are included within the Property Information; (C) to Seller’s knowledge, the Third Party Contracts are in full force and effect and have been validly executed, and there have been no written or oral modifications, alterations or amendments of or to the Third Party Contracts except as set forth on Exhibit “E” attached hereto and hereby made a part hereof; and (D) to Seller’s knowledge, Seller has fulfilled all of its material duties and obligations in connection with the Third Party Contracts, Seller is not in default in any material respect under any of the terms and provisions of the Third Party Contracts and no other party is in default of any of its material obligations under its Third Party Contract.
(xvii)    All copies of documents furnished or to be furnished or made available to Purchaser by Seller or the Association in connection with this Agreement are or will, to Seller’s knowledge, be true and complete copies of the originals (including all amendments thereto. Seller has not knowingly and intentionally withheld additional due diligence items that would have the effect of making the Property Information provided to Purchaser materially misleading or false.
(xviii)    Attached hereto as Schedule 28(a)(xviii) is a true, correct, and complete rent roll for the Project identifying each tenant under a Project Lease, each guarantor of a Project Lease, the monthly base rent and the approximate square footage of each such tenant’s premises (as applicable), the commencement and expiration date of each Project Lease, and the amount of each such tenant’s security deposit, if any (the “Rent Roll”).
(xix)    With respect to the Project Leases: (A) there are no leases of the Property other than those Project Leases described in Schedule 28(a)(xix) attached hereto; (B) true and correct copies of the Project Leases (including all amendments and guaranties thereof) are included within the Property Information; (C) to Seller’s knowledge, the Project Leases are in full force and effect and have been validly executed, and there have been no written or oral modifications, alterations or amendments of or to the Project Leases, except as set forth on Schedule 28(a)(xix); (D) to Seller’s knowledge, Seller has fulfilled all of its material duties and obligations in connection with the Project Leases, Seller is not in default in any material respect under any of the terms and provisions of the Project Leases and no tenant is in default in the payment of rent or any other charges payable to Seller, or in default of any of its other material obligations, under such tenant’s Project Lease; (E) there are no leasing commissions due in connection with the Project Leases which have not been paid in full, and no leasing commission shall be due in connection with the exercise of any options or renewals under any of the Project Leases except as otherwise set forth in such Project Leases; and (F) Seller has complied with the Florida Sales Tax laws in all respects relating to the Property and the Project Leases.
(xx)    The Project is permitted by all applicable authorities, laws, ordinances and regulations to be used as the Intended Use.
(xxi)    Attached hereto as Schedule 28(a)(xxi) is a true, correct and complete list of all of the Mitigation Credits owned by Seller on the Effective Date and which will be assigned to Purchaser at Closing as provided herein; provided, however, that the Mitigation Credits have been assigned on a non-exclusive basis to certain third party purchasers which are now owners of various parcels of land within the Osceola Corporate Center development.
(xxii)    Attached hereto as Schedule 28(a)(xxii) is a true, correct and complete list of all of the Impact Fee Credits owned by Seller on the Effective Date and which will be assigned to Purchaser at Closing as provided herein.
(xxiii)    Attached hereto as Schedule 28(a)(xxiii) is a true, correct and complete list of all of the Personalty that will be conveyed to Purchaser at Closing as provided herein.
(xxiv)    Attached hereto as Schedule 28(a)(xxiv) is a true, correct and complete list of all trademarks, service marks and domain names used in connection with the Property
(xxv)    There is no action, suit, litigation, hearing, investigation or administrative proceeding pending or, to Seller knowledge, threatened, against Seller, the Property, the Association or any of the Association’s property.
(xxvi)    The financial information regarding the budget, collections, expenditures, and reserves of the Association and information regarding all general and special assessments of the Association are set forth in the Property Information and are accurate as of the Effective Date in all material respects.
(xxvii)    Since December 31, 2019, the Association has not: (A) changed its tax reporting or accounting policies or practices; (B) settled or compromised any liability for taxes or made or rescinded any tax election; (C) incurred any debt except in the ordinary course of business; (D) suffered any theft, damage, destruction or loss (without regard to any insurance) to any tangible asset or assets having a value in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) individually or Fifty Thousand and No/100 Dollars ($50,000.00) in the aggregate; (E) sold, assigned, transferred or licensed any of its assets other than in the ordinary course of business, or committed to sell, assign, transfer or license any of its assets other than in the ordinary course of business or pursuant to this Agreement; (F) amended, canceled, terminated, relinquished, waived or released any contract material to its business, except in the ordinary course of business; (G) instituted or settled any action, claim, suit or proceeding that involved more than Seventy-Five Thousand and No/100 Dollars ($75,000.00); or (H) agreed to take any of the actions described in clauses (A) through (G) above.
(xxviii)    The Association does not have any employees. The Association (A) is not a party to any collective bargaining agreement or similar union contract or any employment agreement, and the Association is not bound by any such agreement or contract, and (B) does not sponsor or maintain any employee benefit plans, programs, policies or arrangements, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended, for any individuals who provide or provided services to the Property or any of the Association’s property.
(xxix)    None of Seller, TBC or the Association has (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy, (C) suffered the filing of an involuntary petition against it in any court, or with any governmental body, pursuant to any statute either of the United States or of any State, for a petition in bankruptcy or insolvency or seeking to affect any plan or other arrangement with creditors, (D) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s, TBC’s or the Association’s assets, (E) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s, TBC’s or the Association’s assets, or (F) admitted in writing its inability to pay its debts as they come due.
(xxx)    None of Seller, TBC or the Association, nor any of their respective directors, officers, members, managing members, employees, agents, representatives and/or affiliates, has been, is now, or shall be at any time prior to or at the Closing, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively or individually as the context shall so require, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists administered by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC “Specially Designated Nationals and Blocked Persons”) or otherwise. Neither of Seller, TBC nor the Association has been, is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists administered by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(xxxi)    Neither Seller, TBC nor the Association: (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or otherwise been in violation of any Anti-Money Laundering Laws. As used herein, the term “Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
(xxxii)    To the knowledge of Seller, Seller, TBC and the Association are, have been, and will be in compliance with any and all applicable provisions of the Patriot Act.
(xxxiii)    The Property Information contains true, correct and complete copies of the articles of incorporation, bylaws, and any other organizational or constituent documents of the Association (and all amendments, supplements, and modifications thereto) (collectively, the “Organizational Documents”), and Seller is not in default or in violation of any provision of the Organizational Documents or the Declaration.
(xxxiv)    No filing with, and no permit, authorization, consent or approval of, any governmental authority or other Person is necessary for the consummation by Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated under this Agreement, nor compliance by Seller and TBC with any of the terms of this Agreement will: (A) violate any Organizational Documents; (B) violate any applicable law, judgment, order or decree with respect to Seller, TBC, the Association or the Property; or (C) result in the creation or imposition of any lien or encumbrance on the Property or the Membership.
(xxxv)    No claims, deficiencies or assessments have been asserted in writing or, to Seller’s knowledge, are threatened, by any taxing authority with regard to any taxes or tax returns of, or with respect to, the Association, and (B) no audits or examinations of any taxes or tax returns of, or with respect to, the Association are currently ongoing, pending, or, to Seller’s knowledge, threatened by any taxing authority.
(xxxvi)    The Association has timely filed all tax returns required to be filed by such entity, all such tax returns were true, correct and complete in all material respects and there are no open contests with respect thereto. The Association has timely paid all taxes due and payable by it.
(xxxvii)    The Association has timely and properly withheld (A) all required amounts from payments to its employees (if any), agents, contractors, shareholders, lenders, and other persons or entities, and (B) all taxes, in each case, required to be withheld. In accordance with applicable laws, the Association has timely and properly remitted all withheld taxes to the proper taxing authority.
(xxxviii)    The Property Information contains true, correct and complete copies of (A) the tax returns of the Association for the taxable years 2018 and 2019, and (B) all examination reports and statements of deficiencies, if any, relating to the audit of such tax returns by any governmental authority, for each taxable year beginning on or after January 1, 2018.
(xxxix)    Attached hereto as Schedule 28(a)(xxix) is a true, correct and complete list of all bank accounts owned by the Association.
(xl)    Except for the Orange Ave. Widening and Pond Expansion, the Third Party Contracts, the Permitted Exceptions, the work required to remediate the Environmental Conditions and the intersection improvements described in Section 9(c) hereof, to Seller’s actual Knowledge, there are no outstanding agreements or commitments by Seller or the Association that would require the payment of any money to, or the performance of any improvements or other obligations benefiting or required by, any governmental authorities that will be binding on Purchaser, the Association or the Property after Closing.
(b)    Purchaser’s Representations.
To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller that:
(i)    Except for this Agreement, Purchaser has entered into no other purchase or commission agreement with respect to the Property.
(ii)    Purchaser shall pay at or prior to Closing all claims, liabilities or expenses associated with its inspection, permitting and development of the Property up to the Closing Date.
(iii)    Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition or suffered the filing of an involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take all, or substantially all, of Purchaser’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, or (e) admitted in writing its inability to pay its debts as they fall due, and no such action is threatened or contemplated. If any of such actions have been taken or brought against Purchaser, then prior to the date hereof the same have been fully disclosed and Purchaser discharged therefrom so that there are no prohibitions or conditions upon Purchaser’s acquisition of the Property.
(iv)    Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated by this Agreement will result (either immediately or after the passage of time and/or the giving of notice) in breach or default by Purchaser under any agreement or understanding to which Purchaser is a party or by which Purchaser may be bound or which would have an effect upon Purchaser’s ability to fully perform its obligations under this Agreement.
(v)    Purchaser has the right, power and authority to execute, deliver and perform this Agreement without obtaining any consents or approvals from or the taking of any action with respect to, any third parties, and Purchaser has taken all required limited liability company action to enter into and perform its obligations under this Agreement. This Agreement, when executed and delivered by Purchaser and Seller, will constitute the valid and binding agreement of Purchaser.
(vi)    None of Purchaser or any of its Affiliates, nor any of their respective directors, officers, members, managing members, agents, representatives and/or affiliates, has been, is now, or shall be at any time prior to or at the Closing, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively or individually as the context shall so require, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United Sates law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists administered by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business so must limit their interactions to types approved by OFAC “Specially Designated Nationals and blocked Persons”) or otherwise. Neither Purchaser or any of its Affiliates has been, is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United Sates Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists administered by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(vii)    Neither Purchaser or any of its Affiliates: (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or otherwise been in violation of any Anti-Money Laundering Laws. As used herein, the term “Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
(viii)    To the knowledge of Purchaser, Purchaser and its Affiliates are, have been, and will be in compliance with any and all applicable provisions of the Patriot Act.
(c)    Survival; Indemnification. From and after the Closing, each entity constituting Seller shall indemnify, defend and hold harmless Purchaser, the Association and their respective affiliates, officers, directors, shareholders, members, managers, partners, agents, representatives, successors and assigns (collectively, “Purchaser Parties”) from and against any and all reasonable out-of-pocket losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable out-of-pocket attorneys’ fees and costs) incurred or suffered by any Purchaser Party arising out of or relating to (i) the failure of Seller to complete the Oil Spill Remediation in accordance with this Agreement, or (ii) any breach of any representation or warranty made by such entity in this Agreement (collectively referred to as “Breaches” and individually as a “Breach”). After the Board Approval Condition is satisfied, Tupperware Brands Corporation, a Delaware corporation, shall execute the Joinder in the form attached hereto and will circulate the executed Joinder to the parties set forth in the Notice section of this Agreement for the purpose of guaranteeing Seller’s indemnification obligations pursuant to this paragraph. The indemnification obligations under this paragraph shall survive Closing for a period of eighteen (18) months; provided, that any claim made with reasonable specificity by the party seeking to be indemnified within such time period shall survive until such claim is finally and duly resolved. In the event that a Purchaser Party fails to timely make an indemnification claim under this paragraph, then such Purchaser Party shall be deemed to have waived its right to make such claim.
27.    Miscellaneous.
(a)    Non-Merger. The provisions of all paragraphs of this Agreement imposing obligations or conditions upon the Property or Purchaser or Seller that either expressly or by their sense and context are intended to survive the Closing Date shall so survive, and shall not be deemed merged into the Deed from Seller to Purchaser at Closing. If either party, subsequent to Closing, shall violate any of the paragraph provisions and obligations that survive the Closing of this Agreement, the prevailing party will be entitled to recover all costs, expenses and attorneys’ fees incurred by it from the non-prevailing party in connection with the enforcement of such provisions and obligations, including without limitation costs and fees incurred before trial, at trial and on appeals.
(b)    Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire understanding between the parties and the parties agree that no representation was made by or on behalf of either that is not contained in this Agreement, and that in entering into this Agreement neither relied upon any representation not herein contained.
(c)    Captions. The captions for each paragraph of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, or the intent of any provision hereof.
(d)    Non-Recording. Neither this Agreement nor any memorandum thereof may be recorded in the Public Records of any County in the State of Florida by Purchaser, and if this Agreement or any memorandum thereof is recorded by Purchaser, at the option of Seller, this Agreement will become null and void by the act and fact of recording and Purchaser will forfeit all of its Deposit.
(e)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be and be taken to be an original, and are collectively but one instrument.
(f)    Amendments and Waivers. This Agreement may not be amended, modified, altered or changed in any respect whatsoever, except by a further agreement in writing duly executed by the parties hereto. No failure by Purchaser or Seller to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition. Any party hereto, by written notice executed by such party, may, but shall be under no obligation to waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other party hereto. No waiver shall affect or alter this Agreement but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
(g)    Time of the Essence. Time, and timely performance, is of the essence of this Agreement and of the covenants and provisions hereunder. When a date upon which a specified event shall occur or be performed falls upon a weekend or Federal or Florida state holiday or a day on which the banks in Florida are closed, the time allowed for the event or performance to occur shall be extended to 11:59 p.m. on the next succeeding business day. If the performance by either party of any of its obligations under this Agreement is delayed by an act of God, natural disaster, terrorist activity, war, labor dispute, governmental order, public health epidemic or pandemic, or other matter beyond the reasonable control of such party, without such party’s fault or negligence, then the party affected shall notify the other party in writing of the specific obligation delayed, and the duration of the delay, and the deadline for completion of such obligation shall be extended by a like number of days.
(h)    Typewritten or Handwritten Provisions. Handwritten provisions inserted into this Agreement and type-written provisions initialed by both parties shall control over the typewritten provisions in conflict therewith.
(i)    Successors, Assigns, Number and Gender. The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, and permitted successors and assigns. Whenever used herein the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders, as the context requires.
(j)    Attorneys’ Fees and Expert Fees. In the event that either party finds it necessary to employ an attorney to enforce or to obtain a judicial interpretation of any provision of this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees actually suffered or incurred and reasonable expert fees, including but not limited to, engineering fees, survey fees, appraisal fees and all reasonable costs incurred in connection therewith, at both trial and appellate levels; including bankruptcy proceedings, in addition to any other performances or damages to which such party may be entitled.
(k)    Governing Law and Jurisdiction. This Agreement shall be interpreted and enforced under the laws of the State of Florida. In the event of any litigation arising out of or pursuant to this Agreement, venue for all such actions shall lie in the Circuit Court of the county in which the Property lies. Seller and Purchaser hereby consent to jurisdiction of any such action in the Circuit Court of the county in which the Property lies. Seller and Purchaser hereby WAIVE THEIR RIGHTS TO TRIAL BY JURY and consent to any action arising pursuant hereto to be heard by bench trial. The consent to jurisdiction and venue and waiver of jury trial are material inducements to Purchaser to enter into this Agreement.
(l)    Severability. If any provisions of this Agreement are held to be illegal or invalid, the other provisions shall remain in full force and effect.
(m)    Construction. The language used in this Agreement will be construed according to its fair and common meaning and will not be construed more stringently or liberally for either party.
(n)    Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
(o)    No Agency. Seller is not, and shall not be for any purpose, the agent of Purchaser, and shall have no power or authority to bind Purchaser in any manner whatsoever. Purchaser is not, and shall not for any purpose, be the agent of Seller and shall have no power or authority to bind Seller in any manner whatsoever.
(p)    Condemnation. In the event any proceedings in eminent domain are contemplated, threatened or instituted by any body having the power of eminent domain with respect to a material portion of the Property, and which would have a material adverse effect on Purchaser’s Intended Use of the Property, Purchaser may, at its option, by notice to Seller, terminate this Agreement, in which event the Deposit shall be immediately returned to the Purchaser. If Purchaser does not elect to terminate this Agreement or is not permitted to terminate this Agreement pursuant to this paragraph, then Purchaser shall proceed under this Agreement, in which event Seller shall, at Closing, assign to Purchaser its right, title and interest in and to any portion of the condemnation award allocable to the Property. Purchaser and Seller shall have the right during the pendency of this Agreement and after Closing to jointly negotiate or otherwise engage in dialogue with the condemning authority in respect to such eminent domain proceedings. Seller shall immediately give notice to Purchaser upon the occurrence of any condemnation proceedings affecting the Property that is known to Seller.
(q)    Casualty. Risk of loss prior to the Closing shall be Seller's. If prior to Closing, any of the Property shall be materially damaged by any casualty (other than those attributable to Purchaser) and such damage is not repaired by Seller prior to Closing, then Purchaser will have the option, by written notice to Seller, to terminate this Agreement and receive an immediate refund of the full amount of the Deposit, whereupon Purchaser, Seller and Escrow Agent shall have no further obligations hereunder except for those matters set forth herein that survive the termination of this Agreement. If Purchaser does not elect to terminate this Agreement, or is not permitted to terminate this Agreement pursuant to this paragraph, then: (i) this Agreement will remain in full force and effect and Purchaser shall purchase the Property "as is”; and (ii) at Closing, Seller shall pay to Purchaser all deductible amounts under any policies of insurance and any sums collected by Seller under any policies of insurance because of damage to the Property due to the casualty (less the amount of any proceeds which have been used to repair such damage) and assign (to the extent assignable) to Purchaser all rights to collect such sums as may then be uncollected. Seller shall immediately give notice to Purchaser upon the occurrence of any damage to the Property.
(r)    No Joint Venture or Partnership. Notwithstanding anything in this Agreement which may be interpreted or construed to the contrary, neither this Agreement nor the completion of the transaction contemplated by this Agreement shall create between Purchaser and Seller any business enterprise, whether it appear to be a joint venture or partnership, or any other business venture.
(s)    Confidentiality. Seller and Purchaser hereby covenant, represent and warrant to one another to keep the terms of this Agreement strictly confidential, and not disclose or disseminate any of such terms by press releases, public announcements or otherwise without the prior written consent of the other party or except to the extent such information becomes a public record by the delivery of same to a local, state, or Federal government agency, or is required to be disclosed by court order or subpoena or pursuant to the disclosure circumstances of Tupperware Brands Corporation as a publicly-owned stock exchange listed corporation, provided, however, that Purchaser and Seller shall be permitted to disclose and discuss the terms of this Agreement and matters relating to the Property with their respective attorneys’, potential partners, investors, lenders, independent auditors, engineers, contractors, architects and consultants performing work related to the development of the Property for its Intended Use or to the Closing, who shall then be bound by this covenant of confidentiality.
(t)    Consents or Approvals. Whenever the review, consent or approval of any party is required hereunder, any required review shall be promptly and diligently undertaken and, unless some other criteria for the granting or denial of such approval or consent is expressly provided herein, such consent or approval shall not be unreasonably withheld, delayed, conditioned or denied.
28.    Outstanding Executed Contracts. Purchaser and Seller hereby acknowledge that they (or their affiliates) have entered or desire to enter into the following Contracts for the Sale and Purchase of Real Property (collectively, to the extent actually entered into, the “Purchase Contracts”):
(a)    Contract for the Sale and Purchase of Real Property dated March 27, 2015, as amended through the date hereof between Seller, as seller, and OCP Trailside, LLC, a Delaware limited liability company, as purchaser for a purchase price of $2,000,000.00 (the “Trailside South Contract”), and at Closing, Purchaser shall pay Seller the amount owed Seller (or its affiliate) by Purchaser (or its affiliate) under that certain Reimbursement Agreement set forth in the Trailside South Contract in the amount of $52,146.50;
(b)    Contract for Sale and Purchase of Real Property, between Seller, as seller, and Purchaser, as buyer for the sale of Lot 4 of Replat 33 for a purchase price of $2,029,500.00 (the “Lot 4 Contract”); and
(c)    Contract for Sale and Purchase of Real Property, between Seller, as seller, and Purchaser, as buyer, for the sale of Replat 32 for a purchase price of $11,036,700.00 (the “Replat 32 Contract”).
Seller and Purchaser hereby agree that if any of the transactions which are the subject of the Lot 4 Contract, the Trailside South Contract, and the Replat 32 Contract close before the Closing under this Agreement, then the purchase prices paid at such closing(s) shall be credited against the Purchase Price at Closing. If a closing under any such Purchase Contract does not occur before the Closing, then such Purchase Contract(s) shall be terminated at Closing pursuant to the Termination of Purchase Contracts.
29.    Seller’s Cooperation. Seller agrees to cooperate with Purchaser after Closing as may be reasonably requested by Purchaser, at no expense to Seller, to carry out the terms and intent of this Agreement and effectuate the transactions described herein.
30.    Purchaser’s Equity Investor Approval. Seller and Purchaser hereby acknowledge and agree that Purchaser will seek to obtain approval of this Agreement, and the transactions contemplated hereunder, from its equity investors prior to the expiration of the Inspection Period.
31.    Operations Prior to Closing. From the Effective Date through the Closing or earlier termination of this Agreement, Seller shall:
(a)    at all reasonable times prior to the Closing Date (as defined below), give Purchaser, and its counsel, accountants and representatives, full access to all books and records with respect to the ownership, management and operation of the Association and the Property, shall permit them to copy the same and, to the extent in Seller’s possession, shall furnish Purchaser with all such information concerning the same as Purchaser may request;
(b)    not enter into any new lease, service contract, construction contract, professional contract or other contract with respect to the Project or any modification, alteration, amendment, extension, renewal, termination or cancellation of any of the Project Leases or Third Party Contracts without the prior written consent of Purchaser;
(c)    pay promptly when due all taxes, assessments, utility charges, indebtedness secured by mortgages or other liens, and, generally, all expenses (including repairs and replacements) incurred by Seller in the operation of the Property and the Association; and
(d)    not take or consent to any action with Purchaser’s prior written consent that could modify the status of title to, present zoning of, access to, or assessed valuation of the Property.
Seller shall promptly notify Purchaser, in writing: (i) of any failure by Seller to comply with its obligations under this Section; and (ii) if Seller discovers any defect, error, or omission in any of the materials delivered to Purchaser pursuant to this Agreement or any change in the Seller's representations set forth herein.
32.    Severance of Real Property from Tupperware HQ Complex.Purchaser and Seller hereby agree that the Lease will specify the terms and conditions pursuant to which Purchaser may be allowed to sever a portion of the Tupperware HQ Complex from the Lease for future development and the consequent reduction in the Base Rent payable by Seller as tenant to Purchaser as landlord under the Lease and for consequent reduction in rent payable by Seller under the Lease.

[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, Purchaser and Seller have executed this instrument as set forth below.
SELLER:
DEERFIELD LAND CORPORATION,
a Delaware corporation
By: /s/ Thomas M. Roehlk
Name: Thomas M. Roehlk
Its: Vice President and Secretary
Date of Execution: May 26, 2020
DART INDUSTRIES, INC.,
a Delaware corporation
By: /s/ Karen Sheehan
Name: Karen Sheehan
Its: Vice President and Secretary
Date of Execution: May 26, 2020
TUPPERWARE U.S., INC.,
a Delaware corporation
By: /s/ Karen Sheehan
Name: Karen Sheehan
Its: Vice President and Secretary
Date of Execution: May 26, 2020
[PURCHASER’S SIGNATURE PAGE FOLLOWS]

PURCHASER:
O’CONNOR MANAGEMENT LLC, a Delaware limited liability company
By: /s/ William O’Connor
Name: William O’Connor
Title: Chief Executive Officer
Date of Execution: May 26, 2020

JOINDER
This Joinder is executed for the sole purpose of agreeing to guarantee Seller’s indemnification obligations pursuant to the provisions of Section 28(c) of the Contract for Sale and Purchase of Real Property (the “Contract”) to which this Joinder is attached (collectively, the “Indemnity Obligations”). All initially capitalized terms not otherwise defined in this Joinder shall have the meanings ascribed to them in the Contract.
The undersigned (“Guarantor”) acknowledges that it will derive substantial benefits by reason of Purchaser’s performance of its obligations under the Contract and that Purchaser’s agreement to enter into the Contract is conditioned upon the Guarantor’s agreement to guarantee the payment of the Indemnity Obligations. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees to Purchaser the complete and timely payment of the Indemnity Obligations. Guarantor shall be jointly and severally liable with Seller for the timely payment of the Indemnity Obligations. It shall not be necessary (i) for Purchaser to first institute suit against Seller or any other person or entity, or to pursue or exhaust its remedies against any other person or security, before seeking payment of the Indemnity Obligations from Guarantor or (ii) that Seller be joined in any action at law or in equity against the Guarantor. To the fullest extent permitted by law, the Guarantor waives diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor and all other suretyship defenses. Purchaser may bring one or more actions against Seller and/or Guarantor to enforce the payment of the Indemnity Obligations.
GUARANTOR:
___________________________, a
_____________________________
By:_________________________
Print Name:__________________
Title:________________________

EXHIBITS
EXHIBIT “A”    Osceola County Land
EXHIBIT “A-1” Tupperware HQ Complex
EXHIBIT “A-2” Additional Land
EXHIBIT ‘B”    Orange County Land
EXHIBIT “C”    Property Information
EXHIBIT “D”    Non-Foreign Affidavit
EXHIBIT “E”    Third Party Contracts
EXHIBIT “F”    Land Use Approvals and Development Rights
EXHIBIT “G”     HQ Site Plan
SCHEDULES
SCHEDULE 28(a)(xviii) Rent Roll
SCHEDULE 28(a)(xix) Project Leases
SCHEDULE 28(a)(xxi) Mitigation Credits
SCHEDULE 28(a)(xxii) Impact Fee Credits
SCHEDULE 28(a)(xxiii) Personalty
SCHEDULE 28(a)(xxiv) Trademarks, Service Marks and Domain Names
SCHEDULE 28(a)(xxxix) Association Bank Accounts

EXHIBIT “A”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
OSCEOLA COUNTY LAND
[TO BE PROVIDED UPON RECEIPT OF THE TITLE COMMITMENT]

EXHIBIT “A-1”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
TUPPERWARE HQ COMPLEX

Sheet 1 of 4
See Sketch of Description
Included as Attachment "A"

DESCRIPTION

A tract of land being portions of Lot 1, Osceola Corporate Center as per plat thereof as recorded in Plat Book 6, Page 147 of the Public Records of Osceola County, Florida and being more particularly described as follows:

Begin at the Southwesterly corner of Tract "D", Osceola Corporate Center - Replat Nineteen – as recorded in Plat Book 21, Page 130 of the Public Records of Osceola County, Florida and run S 89°53'31" E along the Southerly line of the aforesaid Tract "D" for a distance of 1077.24 feet; to the Point of Curvature of a curve concave Southerly and having a radius of 962.11 feet; thence run Southeasterly along the arc of said curve through a central angle of 12°53'49" and along the Southerly line of Tracts "D" and "A" for a distance of 216.56 feet to a Point of Reverse Curvature of a curve concave Northerly and having a radius of 1014.05 feet; thence run Easterly along the arc of said curve through a central angle of 12°55'42" and along the Southerly line of Tract "A" Mary Louis Lane for a distance of 228.81 feet to the Point of Tangency; thence run S 89°55'24" E for a distance of 396.26 feet to the Northwest corner of Tract "A" of Osceola Corporate Center – Replat Thirty Three as per plat thereof as recorded in Plat Book 28, Page 119 of the Public Records of Osceola County, Florida; thence run Southerly along the Westerly line of said Tract "A" for the following courses: S 00°04'16" W for a distance of 76.85 feet; thence run S 25°06'05" E for a distance of 877.21 feet to a point on the Westerly line of Tract 1 of the aforesaid Osceola Corporate Center – Replat Thirty Three; said point being on a curve concave Westerly and having a Tangent Bearing of S 08°08'04" East and a radius of 470.00 feet; thence run Southerly along the arc of said curve through a central angle of 9°02'47" for a distance of 74.21 feet to a Point of Reverse Curvature of a curve concave Easterly and having a radius of 1605.73 feet; thence run Southerly along the arc of said curve through a central angle of 2°26'51" for a distance of 68.59 feet to a Point of Reverse Curvature of a curve concave Westerly and having a radius of 470.00 feet; thence run Southerly along the arc of said curve through a central angle of 22°30'42" for a distance of 184.66 feet to the Point of Tangency; thence run S 20°58'34" W for a distance of 101.56 feet; thence departing said Westerly line of Tract "1" and run N 69°06'36" W for a distance of 128.39 feet; thence run S 89°51'51" W for a distance of 749.67 feet; thence run N 72°48'13" W for a distance of 49.71 feet; thence run S 69°20'55" W for a distance of 259.11 feet; thence run S 86°04'33" W for a distance of 128.12 feet; thence run N 72°53'12 W for a distance of 125.22 feet; thence run N 56°25'25" W for a distance of 191.42 feet; thence run N 76°39'35" W for a distance of 208.98 feet to a Point of Curvature of a curve concave Northeasterly and having a radius of 20.00 feet; thence run Northwesterly along the arc of said curve through a central angle of 76°47'52" for a distance of 26.81 feet to the Point of Tangency; thence run N 00°08' 17" E for a distance of 97.87 feet; thence run N 87°03'52" W for a distance of 127.17 feet; to the Point of Curvature of a curve concave Southerly and having a radius of 54.00 feet; thence run Southwesterly along the arc of said curve through a central angle of 43°37'35" for a distance of 41.12 feet to a Point of Reverse Curvature of a curve concave Northerly and having a radius of 120.00 feet; thence run Southwesterly along the arc of said curve through a central angle of 44°45'46" for a distance of 93.75 feet to the Point of Tangency; thence run N 85°55'41" W for a distance of 100.28 feet to a point on the East right of way line of U.S. Highway 441 (State Road No. 500 & 600) as per the Warranty Deed as recorded in Official Records Book 2019, Page 1679 of the Public Records of Osceola County, Florida; said point being on a curve concave Westerly and having a Tangent Bearing of N 01°56'51" W and a

Sheet 2 of 4
See Sketch of Description
Included as Attachment "A"

radius of 11540.97 feet; thence run Northerly along the East right of way line and along the arc of a curve through a central angle of 00°28'27" for a distance of 95.49 feet; thence run N 87°34'42" E for a distance of 15.60 feet to a point on a curve having a Tangent Bearing of N 02°25'18" W and a radius of 11556.57 feet; thence run Northerly along the East right of way line and along the arc of a curve through a central angle of 02°36'21" for a distance of 525.60 feet; thence run S 84°58'21" W for a distance of 13.43 feet to a point on a curve having a Tangent Bearing of N 05°01'39" W and a radius of 11543.14 feet; thence run Northerly along the East right of way line and along the arc of a curve through a central angle of 01°52'19" for a distance of 377.13 feet to the Point of Tangency; thence run N 06°53'55" W for a distance of 110.28 feet to the Point of Beginning.

Contains: 2,589,889 square feet or 59.456 ACRES, more or less

ORDER # R000041-TWHQ-SOD

This description and the accompanying sketch or sketches have been prepared in accordance with the Standards set forth in Chapter 5J-17, F.A.C., pursuant to Chapters 177 and 472, Florida Statutes. Unless it bears the signature and the original raised seal of a Florida licensed surveyor and mapper this drawing, sketch, plat or map is for informational purposes only and is not valid.

Prepared by:
REMCHUK SURVEYING, INC.
P.O.Box 608625
ORLANDO, FLORIDA 32860
407-325-0323

ROBERT W. MONACO P.S.M. # 5980
Date: April 29, 2020

SKETCH OF DESCRIPTION
ATTACHMENT "A"
– NOT A SURVEY –

SHEET 3 OF 4

SCALE: 1" = 400'
POINT OF BEGINNING
SOUTHWESTERLY CORNER OF TRACT "D", OSCEOLA CORPORATE CENTER – REPLAT NINETEEN (P.B. 21, PG. 130)
SOUTHERLY LINE OF TRACTS "D" & "A", OSCEOLA CORPORATE CENTER – REPLAT NINETEEN (P.B. 21, PG. 130)
NORTHWESTERLY CORNER OF TRACT "A", OSCEOLA CORPORATE CENTER – REPLAT THIRTY THREE – (P.B. 28, PG. 119)
BEARING BASIS: SOUTHERLY LINE OF TRACT "D", OSCEOLA CORPORATE CENTER – REPLAT NINETEEN (P.B. 21, PG. 130)
ORANGE COUNTY
MARY LOUIS LANE
OSCEOLA COUNTY
U.S. HIGHWAY No. 441 – S.R. No. 500 & 600 – (ORANGE BLOSSOM TRAIL)
RIGHT OF WAY VARIES (SECTION 92010-2532)
ORIGINAL RIGHT OF WAY LINE
TAN. BRG. AT THIS POINT = N05°01'39"W
TAN. BRG. AT THIS POINT = N02°25'18"W
TAN. BRG. AT THIS POINT = N01°56'51"W
TAN. BRG. AT THIS POINT = S08°08'04"E
PARCEL 106-C ADDITIONAL RIGHT OF WAY (O.R.B. 2019, PG. 1679)
2,589,889 sq.ft.
59.456 ACRES +/-
Tract A
Lot 1
Lot 2
Lot 3
O.C.C.–R33 (P.B. 28, PG. 119)
O.C.C.–R28 (P.B. 25, PG. 155)
LOT 1
LOT 1 OSCEOLA CORPORATE CENTER (P.B. 6, PAGES 147-149) NOT INCLUDED
L2 L3 L4 L6 L7 L8 L9 L10 L11 L12 L13 L14 L15 L16 L17 L18 L19 L20
C4 C6 C7 C8 C9 C10 C11 C12 C13 C14 C15
P.C. P.T. P.R.C.

O.R.B. – OFFICIAL RECORD BOOK
PG. – PAGE
PC – POINT OF CURVATURE
PT – POINT OF TANGENCY
R – RADIUS
Δ – DELTA / CENTRAL ANGLE
L – ARC LENGTH
CHB – CHORD BEARING
CH – CHORD
TAN. BRG. – TANGENT BEARING
P.R.C. – POINT OF REVERSE CURVATURE

SEE SHEET 4 OF 4 FOR LINE AND CURVE CHARTS

1. BEARINGS ARE BASED ON THE SOUTHERLY LINE OF TRACT "D", OSCEOLA CORPORATE CENTER – REPLAT NINETEEN – AS RECORDED IN PLAT BOOK 21, PAGE 130 AS BEING SOUTH 89°53'31" EAST.
2. SEE SHEETS 1 & 2 FOR LEGAL DESCRIPTION.

REMCHUK SURVEYING, INC.

REMCHUK SURVEYING, INC.
P.O. Box 608625
Orlando, Florida 32860
(407) 325-0323
LICENSED BUSINESS No. 8310
ORDER # R000041-TWHQ-SOD

SKETCH OF DESCRIPTION
ATTACHMENT "A"
– NOT A SURVEY –

SHEET 4 OF 4

LINE TABLE		
LINE	LENGTH	BEARING
L1	1077.24'	S89°53'31"E
L2	396.26'	S89°55'24"E
---	---	---
L4	76.85'	S00°04'16"W
L5	877.21'	S25°06'05"E
L6	101.56'	S20°58'34"W
L7	128.39'	N69°06'36"W
L8	749.67'	S89°51'51"W
L9	49.71'	N72°48'13"W
L10	259.11'	S69°20'55"W
L11	128.12'	S86°04'33"W
L12	125.22'	N72°53'12"W
L13	191.42'	N56°25'25"W
L14	208.98'	N76°39'35"W
L15	97.87'	N00°08'17"E
L16	127.17'	N87°03'52"W
L17	100.28'	N85°55'41"W
L18	15.60'	N87°34'42"E
L19	13.43'	S84°58'21"W
L20	110.28'	N06°53'55"W

CURVE TABLE					
CURVE	RADIUS	ARC LENGTH	CENTRAL ANGLE	CHORD	CHORD BEARING
C4	962.11'	216.56'	12°53'49"	216.11'	S83°26'37"E
---	---	---	---	---	---
C6	1014.05'	228.81'	12°55'42"	228.33'	S83°27'34"E
C7	470.00'	74.21'	9°02'47"	74.13'	N03°36'40"W
C8	1605.73'	68.59'	2°26'51"	68.58'	S00°18'42"E
C9	470.00'	184.66'	22°30'42"	183.48'	N09°43'14"E
C10	20.00'	26.81'	76°47'52"	24.85'	S38°15'39"E
C11	54.00'	41.12'	43°37'35"	40.13'	S71°07'20"W
C12	120.00'	93.75'	44°45'46"	91.38'	N71°41'26"E
C13	11540.97'	95.49'	0°28'27"	95.49'	N02°11'05"W
C14	11556.57'	525.60'	2°36'21"	525.56'	N03°43'29"W
C15	11543.14'	377.13'	1°52'19"	377.11'	N05°57'49"W

SEE SHEET 3 OF 4 FOR GEOMETRY

REMCHUK
SURVEYING, INC.

REMCHUK SURVEYING, INC.
P.O. Box 608625
Orlando, Florida 32860
(407) 325-0323
LICENSED BUSINESS No. 8310
ORDER # R000041-TWHQ-SOD

EXHIBIT “A-2”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
ADDITIONAL LAND

Sheet 1 of 4
See Sketch of Description
Included as Attachment "A"

DESCRIPTION

A tract of land being portions of Lot 1 and Tract B, Osceola Corporate Center as per plat thereof as recorded in Plat Book 6, Page 147 of the Public Records of Osceola County, Florida and being more particularly described as follows:

Commence at the Southwest corner of Tract 1, Osceola Corporate Center – Replat Twenty Eight as per plat thereof as recorded in Plat Book 25, Page 155 of the Public Records of Osceola County, Florida and run North 02°34'23" West along the Westerly line of the aforesaid Tract 1 for a distance of 129.07 feet to the Point of Beginning; thence continue N 02°34'23" W along said Westerly line for a distance of 331.04 feet to a Point of Curvature of a curve concave Easterly and having a radius of 459.14 feet; thence run Northerly along the arc of said curve through a central angle of 23°32'57" for a distance of 188.71 feet to the Point of Tangency, thence run N 20°58'34" E for a distance of 46.25 feet; thence departing said Westerly line of Tract 1 and run N 69°06'36" W for a distance of 128.39 feet; thence run S 89°51'51" W for a distance of 749.67 feet; thence run N 72°48'13" W for a distance of 49.71 feet; thence run S 69°20'55" W for a distance of 259.11 feet; thence run S 86°04'33" W for a distance of 128.12 feet; thence run N 72°53'12" W for a distance of 125.22 feet; thence run N 56°25'25" W for a distance of 191.42 feet; thence run N 76°39'35" W for a distance of 208.98 feet to a Point of Curvature of a curve concave Northeasterly and having a radius of 20.00 feet; thence run Northwesterly along the arc of said curve through a central angle of 76°47'52" for a distance of 26.81 feet to the Point of Tangency; thence run N 00°08'17" E for a distance of 97.87 feet; thence run N 87°03'52" W for a distance of 127.17 feet to a Point of Curvature of a curve concave Southerly and having a radius of 54.00 feet; thence run Southwesterly along the arc of said curve through a central angle of 43°37'35" for a distance of 41.12 feet to a Point of Reverse Curvature of a curve concave Northwesterly and having a radius of 120.00 feet; thence run Southwesterly along the arc of said curve through a central angle of 44°45'46" for a distance of 93.75 feet to the Point of Tangency; thence run N 85°55'41" W for a distance of 100.28 feet to a point on the East right of way line of U.S. Highway 441 (State Road No. 500 & 600) as per the Warranty Deed as recorded in Official Records Book 2019, Page 1679 of the Public Records of Osceola County, Florida; said point being on a curve concave Westerly and having a Tangent Bearing of S 01°56'51" E and a radius of 11540.97 feet; thence run Southerly along the East right of way line and along the arc of a curve through a central angle of 1°59'53" for a distance of 402.46 feet to the Point of Tangency; thence continue along said right of way line and run S 00°03'02" W for a distance of 666.94 feet; thence departing said right of way line and run along the Northerly line of the Warranty Deed as recorded in Official Records Book 2073, Page 2064 of the Public Records of Osceola County, Florida for the following seven courses: S 89°56'58" E for a distance of 337.69 feet; thence run N 00°03'02" E for a distance of 286.46 feet; thence run S 89°56'58" E for a distance of 248.48 feet; thence run S 58°11'25" E for a distance of 191.37 feet; thence run S 78°06'15" E for a distance of 433.89 feet; thence run S 67°37'57" E for a distance of 182.95 feet; thence run S 02°06'35" E for a distance of 21.27 feet; thence departing said line and run N 75°20'23 E for a distance of 170.18 feet to a Point of Curvature of a curve concave Northwesterly and having a radius of 476.00 feet; thence run Northeasterly along the arc of said curve through a central angle of 10°29'35" for a distance of 87.17 feet to the Point of Tangency; thence run N 64°50'48" E for a distance of 267.74 feet to a Point of Curvature of a curve concave Southerly and

Sheet 2 of 4
See Sketch of Description
Included as Attachment "A"

having a radius of 524.00 feet; thence run Easterly along the arc of said curve through a central angle of 21°27'03" for a distance of 196.18 feet to the Point of Tangency; thence run N 86°17'51" E for a distance of 49.56 feet; thence run N 44°38'26" E for a distance of 40.24 feet to the Point of Beginning.

Contains: 1,616,324 square feet or 37.106 Acres, more or less.

ORDER # R000041-TWHQ-SOD-Area-2

Prepared by:
REMCHUK SURVEYING, INC.
P.O.Box 608625
ORLANDO, FLORIDA 32860
407-325-0323

This description and the accompanying sketch or sketches have been prepared in accordance with the Standards set forth in Chapter 5J-17, F.A.C., pursuant to Chapters 177 and 472, Florida Statutes. Unless it bears the signature and the original raised seal of a Florida licensed surveyor and mapper this drawing, sketch, plat or map is for informational purposes only and is not valid.

ROBERT W. MONACO P.S.M. # 5980
Date: April 29, 2020

SKETCH OF DESCRIPTION
ATTACHMENT "A"
– NOT A SURVEY –

SHEET 3 OF 4

SCALE: 1" = 400'
U.S. HIGHWAY No. 441 – S.R. No. 500 & 600 – (ORANGE BLOSSOM TRAIL)
RIGHT OF WAY VARIES (SECTION 92010-2532)
TAN. BRG. AT THIS POINT = S01°56'31"E
PARCEL 105-C
ADDITIONAL RIGHT OF WAY
(O.R.B. 2018, PG. 1679)
TRACT A
TRACT 1
Lot 1
Lot 2
Lot 3
O.C.C.-R33
(P.B. 28, PG. 119)
O.C.C.-R28
(P.B. 25, PG. 155)
LOT 1
LOT 1
OSCEOLA CORPORATE CENTER
(P.B. 6, PAGES 147-149)
AREA 2
1,616,324 sq. ft.
37.106 ACRES +/-
POINT OF
BEGINNING
N02°34'23"W
129.07'
WARRANTY DEED
(O.R.B. 2073, PG. 2064)
NOT INCLUDED
REGIONAL
WETLAND
No.31A
NORTHERLY LINE WETLAND No.31A
TRACT "B"
OSCEOLA CORPORATE CENTER
(P.B. 6, PAGES 147-149)
POINT OF
COMMENCEMENT
SOUTHWESTERLY CORNER OF
TRACT 1, OSCEOLA
CORPORATE CENTER –
REPLAT TWENTY EIGHT
(P.B. 25, PG. 155)
L1
L2
L3
L4
L5
L6
L7
L8
L9
L10
L11
L12
L13
L15
L16
L17
L18
L19
L20
L21
L22
L23
L24
L25
L26
C1
C2
C3
C4
C5
C6
C7
P.C.
P.T.
P.R.C.

SEE SHEET 4 OF 4 FOR LINE & CURVE CHARTS

O.R.B. – OFFICIAL RECORD BOOK
PG. – PAGE
PC – POINT OF CURVATURE
PT – POINT OF TANGENCY
R – RADIUS
Δ – DELTA / CENTRAL ANGLE
L – ARC LENGTH
CHB – CHORD BEARING
CH – CHORD
TAN. BRG. – TANGENT BEARING
P.R.C. – POINT OF REVERSE CURVATURE

1. BEARINGS ARE BASED ON A PORTION OF THE WESTERLY LINE OF TRACT 1, OSCEOLA CORPORATE CENTER – REPLAT TWENTY EIGHT – AS RECORDED IN PLAT BOOK 25, PAGE 155 AS BEING NORTH 02°34'23" WEST.

2. SEE SHEETS 1 & 2 FOR LEGAL DESCRIPTION.

REMCHUK SURVEYING, INC.

REMCHUK SURVEYING, INC.
P.O. Box 608625
Orlando, Florida 32860
(407) 325-0323
LICENSED BUSINESS No. 8310
ORDER # R000041-TWHQ-SOD

SKETCH OF DESCRIPTION ATTACHMENT "A"

– NOT A SURVEY –

SHEET 4 OF 4

LINE TABLE		
LINE	LENGTH	BEARING
L1	331.04'	N02°34'23"W
L2	46.25'	N20°58'34"E
L3	128.39'	N69°06'36"W
L4	749.67'	S89°51'51"W
L5	49.71'	N72°48'13"W
L6	259.11'	S69°20'55"W
L7	128.12'	S86°04'33"W
L8	125.22'	N72°53'12"W
L9	191.42'	N56°25'25"W
L10	208.98'	N76°39'35"W
L11	97.87'	N00°08'17"E
L12	127.17'	N87°03'52"W
L13	100.28'	N85°55'41"W
---	---	---
L15	666.94'	S00°03'02"W
L16	337.69'	S89°56'58"E
L17	286.46'	N00°03'02"E
L18	248.48'	S89°56'58"E
L19	191.37'	S58°11'25"E
L20	433.89'	S78°06'15"E
L21	182.95'	S67°37'57"E
L22	21.27'	S02°06'35"E
L23	170.18'	N75°20'23"E
L24	267.74'	N64°50'48"E
L25	49.56'	N86°17'51"E
L26	40.24'	N44°38'26"E

CURVE TABLE					
CURVE	RADIUS	CENTRAL ANGLE	ARC LENGTH	CHORD BEARING	CHORD
C1	459.14'	23°32'58"	188.71'	S 09°12'05" W	187.39'
C2	20.00'	76°47'52"	26.81'	S 38°15'39" E	24.85'
C3	54.00'	43°37'35"	41.12'	S 71°07'20" W	40.13'
C4	120.00'	44°45'46"	93.75'	N 71°41'26" E	91.38'
C5	11540.97'	1°59'53"	402.48'	N 00°56'55" W	402.46'
C6	476.00'	10°29'35"	87.17'	N 70°05'35" E	87.05'
C7	524.00'	21°27'04"	196.18'	S 75°34'19" W	195.04'

SEE SHEET 3 OF 4 FOR SKETCH OF DESCRIPTION

REMCHUK SURVEYING, INC.

REMCHUK SURVEYING, INC.
P.O. Box 608625
Orlando, Florida 32860
(407) 325-0323
LICENSED BUSINESS No. 8310
ORDER # R000041-TWHQ-AREA-2-SOD

EXHIBIT “B”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
ORANGE COUNTY LAND
[TO BE PROVIDED UPON RECEIPT OF THE TITLE COMMITMENT]

EXHIBIT “C”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
PROPERTY INFORMATION
Pursuant to Section 3(b) of the Agreement, the Property Information specified in the Agreement for use in the due diligence phase can be accomplished by electronic means through the following website address:
Website Address:  http://occ.tupperware.com
Purchaser may access the Property Information continuously, 24-hours daily, subject to any required system maintenance or interruptions beyond the control of the Seller.  You may print or download documents for your own use in evaluating the opportunity contained in the above-referenced agreement, but by accessing the Property Information you agree not to distribute copies or to provide access to any third party other than third parties who are acting as your agents in the transaction (e.g., attorneys, engineers, planners, etc.).  You will not have the ability to alter any documents.
Please note that the Property Information is constantly evolving as the Osceola Corporate Center development is a dynamic project.  Accordingly, it is incumbent upon you to periodically check the datasite for newly-posted material.  A date column exists in the table of contents for your convenience in identifying such new material, but the Sellers will not notify you of newly-posted material.  It is also important to note that a large amount of Property Information available on the datasite may not be relevant to the property in question and that relevant information may be obtained only through the title work which is supplied at a later date.  You are cautioned to take this into consideration and to understand that information directly relevant to such property may only be ascertainable when the Property Information is reviewed in conjunction with the title work and a survey relating to the property.
EXHIBIT “D”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
NON-FOREIGN AFFIDAVIT
STATE OF FLORIDA
COUNTY OF OSCEOLA
This Non-Foreign Affidavit is provided pursuant to the requirements of I.R.C. Section 1445(b)(2) in connection with the sale by DEERFIELD LAND CORPORATION to ____________________________.
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ___________________________________, that withholding of tax is not required upon the disposition of a U.S. real property interest by DEERFIELD LAND CORPORATION, the undersigned hereby certifies the following on behalf of DEERFIELD LAND CORPORATION:
1.    Deerfield Land Corporation is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
2.    Deerfield Land Corporation is not a disregarded entity as defined in Income Tax Regulation Section 1.1445-2(b)(2)(iii);
3.    Deerfield Land Corporation’s, U.S. employer identification number is ________________; and
4.    Deerfield Land Corporation has an office address of 14901 South Orange Blossom Trail, Orlando, Florida 32837, and is a Delaware corporation.
Deerfield Land Corporation understands that this certification may be disclosed to the Internal Revenue Service, and that any false statement contained herein could be punishable by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification, and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of DEERFIELD LAND CORPORATION.
DEERFIELD LAND CORPORATION, a Delaware corporation
By:
Name:
Title:
This instrument was sworn to and acknowledged before me by means of [ ] physical presence or [ ] online notarization, this ____ day of __________, 20___, by _____________________, _____________ of Deerfield Land Corporation, a Delaware corporation. He is ☐ personally known to me or ☐ has produced ____________________ as identification.
My Commission Expires:

Notary Public Print:

EXHIBIT “E”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
LIST OF THIRD PARTY CONTRACTS

SERVICE PROVIDER	ACCOUNT NUMBER	AMOUNT	DESCRIPTION
Brightview (Landscape Maintenance)	14185966 (for all 7 invoices)	$6,308.00/mo $550.00/mo $600.00/mo $1,052.00/mo $962.00/mo $1,319.00/mo $524.00/mo	Common roads Retention pond (behind Ashley Furniture) Loop pond Lots 1-6 Lot 3 Roads Rapallo/Cinque Terre ponds Crosslands/Trailside ponds
Earth Balance (Wetland Maintenance)	72707.12	$7,800/quarter	Wetland vegetation treat.
Kissimmee Utility Authority (Electric)	101409920–001391040 001409920–000738100 001409920–000839620 001409920–000864710 001409920–001129700 001409920–001392910	@$2,500.00/mo @$3,500/mo @$24.00/mo $13.23/mo $800.00/mo $13.50/mo	Orange Ave streetlights Centerview Timer Greenwald/Miranda Osceola/Greenwald Rapallo Fountain Orange Avenue timer
Solitude Lake Management (Retention pond treatment)	7486 9068	$336.00/mo $296.00/mo	Crosslands Parcel 3&5
Aquatic Mgmt. (Retention pond treatment)	TBD	$83.33/mo	Retention pond (behind Ashley Furniture) treatment
Lakeside Aquatic Weed Control	No account number used	@$250.00/mo	Rapallo retention pond treatment
Fountain Doctor	No account number used	Various	As needed
Toho Water Authority (Irrigation water)	001409920 – 000744180 001409920 – 000839620 001409920 – 001203600 (1600 Centerview) - last payment was January 2020 001409920 – 001268900 001409920 – 033108759	@$900.00/mo @$165.00/mo @$18.00/mo @$200.00/mo @$725.00/mo	Greenwald/Centerview Greenwald/Miranda Centerview Osceola Parkway Orange Avenue

EXHIBIT “F”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
LAND USE APPROVALS AND DEVELOPMENT RIGHTS

1.	Item I 4k of the Property Information on the data site for Osceola County, Florida

2.	Items I 16, 17, and 17a for Orange County, Florida

EXHIBIT “G”
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
HQ SITE PLAN
SCHEDULE 28(a)(xviii)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT
RENT ROLL
Income from Cell Tower Lease is $1,107.39 per month

SCHEDULE 28(a)(xix)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
PROJECT LEASES
Name of Lessee            Lease Description            Term        Rent
SBA Infrastructure, LLC        Cell tower lease with T-Mobile        2010-2038    $1,107.39/mo
(TBCOM Properties)        for 6,080 s.f.

SCHEDULE 28(a)(xxi)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
MITIGATION CREDITS

PROPERTY INFORMATION ITEM	RELEVANT PARCEL	STATUS
III.11	Lot 5	Completed
III.12	Crosslands	Completed
III.13	OD	Completed
III.15	Crosslands	Completed
III.16	Lot 8	Completed
III.18	Crosslands	Completed
III.21	Replat 29 (Venezia)	Active
III.23	Lot 3	Completed
III.25	Lot 8	Completed
III.27	Cinque Terre	Completed
III.40	TOD	Completed
III.41	TOD	Completed
III.48	TOD	Completed
III.56	Lot 6	Completed

SCHEDULE 28(a)(xxii)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
IMPACT FEE CREDITS

COUNTY	ACCOUNT NUMBER	BALANCE
Orange County	Trust Account #195	$1,215,933.84
Osceola County	Trust Account #186	$0

Notes:

(1)	Seller expects additional Orange County impact fee credits in the approximate amount of $250,000 to be added to Seller’s account in the near future.

(2)
Seller is currently under contract to sell @$311,000 in Orange County impact fee credits to South Orange Industrial Properties, LLC, but Seller may terminate the contract subject to a Right-Of-First-Offer.

(3)	Seller expects additional Osceola County mobility fee credits in the approximate amount of $50,000 to be added to Seller’s account in September/October of 2020.

(4)	Agreements related to Seller’s impact fee credits/mobility fee credits are disclosed in the following Property Information items: III.36, III.37, III.38, III.44, III.47, III 57, III 58, and III 59.

(5)	Seller’s impact fee credit/mobility fee credit account statements are disclosed in the following Property Information items: X.4* and X.6.
*Item X.4 of the Property Information is inaccurate since the balance on that account statement was reduced to $0 on March 19, 2020, when an affiliate of Fore Property Company purchased the amount shown on the Osceola County account statement. Osceola County has not been responsive to requests to issue a new statement due to the COVID-19 pandemic situation.

SCHEDULE 28(a)(xxiiii)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
PERSONALTY
NONE

SCHEDULE 28(a)(xxiv)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
TRADEMARKS, SERVICE MARKS AND DOMAIN NAMES

Trade Names                                Registration Number
“THE CROSSLANDS“                        4813484

Service Marks                            Registration Number
None                                    N/A

Domain Names                            Registration Number
www.deerfieldland.com                        N/A
http://occ.tupperware.com                        N/A

SCHEDULE 28(a)(xxxix)
TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY
BETWEEN DEERFIELD LAND CORPORATION AND
O’CONNOR MANAGEMENT LLC
ASSOCIATION BANK ACCOUNTS
Name of Bank                                Account Number
[*]                                        [*]

Schedule 28(a)(xxiv) - 1